Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 20, 2012
Hamilton, Bermuda

Dear Shareholders:

It is with great pleasure that we invite you to our 2012 Annual General Meeting of shareholders. The meeting will be held on Wednesday, May 9, 2012 at our offices at 30 Woodbourne Avenue, Hamilton, Bermuda at 8:00 a.m. Atlantic Time.

Our formal agenda for this year's meeting is to vote on the election of directors, to vote on an advisory basis on executive compensation, to ratify the selection of independent auditors for 2012, and to direct us to vote on directors and independent auditors for one of our subsidiaries. In addition, we will report to you the highlights of 2011 and discuss the development of our business in 2012. We will also answer any questions you may have. Representatives of our independent accountants will be in attendance at the meeting and will be available to answer questions as well.

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders via the Internet again this year. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice Regarding the Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement, as well as how to submit your proxy over the Internet or by telephone. If you would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the Notice.

Whether or not you plan to attend the meeting, your vote on these matters is important to us. Shareholders of record can vote their shares via the Internet or by using a toll-free telephone number or by requesting and completing a proxy card and mailing it in the return envelope provided. Instructions for accessing the proxy materials appear in the Notice Regarding the Availability of Proxy Materials mailed to you on or around March 30, 2012. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.

If you are a beneficial holder of our shares, we urge you to give voting instructions to your broker so that your vote can be counted. This is especially important since the New York Stock Exchange does not allow brokers to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of shares.

We look forward to seeing you at the meeting.

Sincerely,

Walter A. Scott Chairman of the Board	Dominic J. Frederico President and Chief Executive Officer

 NOTICE OF ANNUAL GENERAL MEETING

March 20, 2012
Hamilton, Bermuda

TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:

The Annual General Meeting of Assured Guaranty Ltd., which we refer to as AGL, will be held on Wednesday, May 9, 2011, at 8:00 a.m. Atlantic Time at the offices of the Company at 30 Woodbourne Avenue, Hamilton, Bermuda, for the following purposes:

    1.
    To elect eight directors;

    2.
    To vote, on an advisory basis, on executive compensation;

    3.
    To ratify the appointment of PricewaterhouseCoopers LLP as AGL's independent auditors for the fiscal year ending December 31, 2012;

    4.
    To direct AGL to vote for directors of, and the ratification of the appointment of independent auditors for, its subsidiary Assured Guaranty Re Ltd.; and

    5.
    To transact such other business, if any, as lawfully may be brought before the meeting.

Shareholders of record have been mailed a Notice Regarding the Availability of Proxy Materials on or around March 30, 2012, which provides shareholders with instructions on how to access the proxy materials and our Annual Report on the Internet, and if they prefer, how to request paper copies of these materials.

Only shareholders of record, as shown by the transfer books of AGL, at the close of business on March 12, 2012, are entitled to notice of, and to vote at, the Annual General Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS IN YOUR NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN PROXY MATERIALS, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.

                      By Order of the Board of Directors,

                      James M. Michener
                       Secretary

i

ii

ASSURED GUARANTY LTD.

30 Woodbourne Avenue
Hamilton HM 08 Bermuda
March 20, 2012

 PROXY STATEMENT

 SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. For more complete information about following topics, please review the complete proxy statement and our Company's Annual Report on Form 10-K. We intend to begin distribution of the Notice Regarding the Availability of Proxy Materials to shareholders on or about March 30, 2012.

Annual General Meeting

Time and Date	8:00 a.m. Atlantic time, May 9, 2012
Place	30 Woodbourne Avenue Hamilton, Bermuda
Record Date	March 12, 2012
Voting	Shareholders as of the record date are entitled to vote. Each Common Share is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

  •
  Election of eight directors

  •
  Advisory vote on executive compensation

  •
  Ratification of PricewaterhouseCoopers LLP as independent auditor of Assured Guaranty Ltd. (AGL)

  •
  To direct AGL to vote for directors of, and the ratification of independent auditor of, AGL's subsidiary Assured Guaranty Re Ltd.

  •
  Transact other business that may properly come before the meeting

Voting Matters

Agenda Item	Board Vote Recommendation	Page Reference (for more detail)

Election of directors	For each director nominee	Page 27

Advisory vote on executive compensation	For	Page 78

Ratification of PricewaterhouseCoopers as AGL's independent auditor for 2012	For	Page 79

Voting on proposals related to AGL's subsidiary, Assured Guaranty Re Ltd.	For	Page 81

 Summary Director Information

The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Committees

Francisco L. Borges	60	2007	Chairman, Landmark Partners, Inc.	Compensation Committee (Chairman); Finance

Stephen A. Cozen	72	2004	Chairman, Cozen O'Connor	Finance; Risk Oversight

Patrick W. Kenny	69	2004	Former President and Chief Executive Officer, International Insurance Society in New York	Audit (Chairman); Nominating and Governance

Donald H. Layton	61	2006	Former Vice Chairman, J.P. Morgan Chase & Co.	Risk Oversight (Chairman); Compensation

Robin Monro-Davies	71	2005	Former Chief Executive Officer, Fitch Ratings	Finance Committee (Chairman); Audit

Michael T. O'Kane	66	2005	Former Senior Managing Director, Securities Division, TIAA-CREF	Audit; Risk Oversight

Wilbur L. Ross, Jr.	74	2008	Chairman and Chief Executive Officer, WL Ross & Co. LLC

Walter A. Scott	74	2004	Former Chairman, President and Chief Executive Officer, ACE Limited

The following table provides summary information about each director whose term of office expires at the 2013 Annual General Meeting.

Director	Age	Director Since	Principal Occupation	Committees

Neil Baron	68	2004	Former Chairman, Criterion Research Group LLC	Audit; Nominating and Governance

G. Lawrence Buhl	65	2004	Former Regional Director for Insurance Services, Ernst & Young	Nominating and Governance (Chairman); Compensation

Dominic J. Frederico	59	2004	President and Chief Executive Officer, Assured Guaranty Ltd.

Compensation Highlights

Our executive compensation program has been revised, as described below, to strengthen the linkage between pay and long-term Company performance and the alignment between executive and shareholder interests.

In 2011, our executive officers waived:

    •
    Tax gross-ups for certain tax liabilities

    •
    Accelerated vesting of stock-based awards granted on or after April 2011 upon a change in control

    •
    Certain payments and benefits following a voluntary termination, other than for good reason, within a specified period following a change of control

We have revised the equity component of variable incentive compensation to further incent our Chief Executive Officer, whom we refer to as the CEO, to work to improve the price of AGL's Common Shares and to remain with our Company. This has been accomplished by the following measures:

    •
    In February 2012, the CEO received a multi-year equity award

    •
    Vesting of these awards is tied to achievement of share price hurdles prior to December 31, 2014

    •
    The CEO forfeits his equity awards if he retires or resigns from our Company prior to vesting

    •
    The equity awards have "double trigger" vesting in the event of a change in control

We also eliminated employment agreements and adopted a severance plan and a perquisite policy that generally can be revised unilaterally by our Company.

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN THE MAIL INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with the rules of the Securities and Exchange Commission (SEC), instead of mailing a printed copy of the proxy statement, annual report and other materials (which we refer to as proxy materials) for the Annual General Meeting of Shareholders of Assured Guaranty Ltd. (which we refer to as AGL, we, us or our; we use Assured Guaranty, our Company or the Company to refer to AGL and its subsidiaries), we are furnishing proxy materials to shareholders on the Internet by providing a Notice Regarding the Availability of Proxy Materials (which we refer to as a Notice) to inform shareholders when the materials are available on the Internet.

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice will instruct you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet.

We will first make available the proxy statement, form of proxy card and 2011 annual report to shareholders at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 30, 2012 to all shareholders entitled to vote at the Annual General Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2011 annual report to shareholders will be made available at the same time and by the same methods.

We elected to use electronic notice and access for our proxy materials because we believe it will reduce our printing and mailing costs related to our annual shareholders' meeting.

WHY HAS THIS PROXY STATEMENT BEEN MADE AVAILABLE?

Our Board of Directors is soliciting proxies for use at our Annual General Meeting of shareholders to be held on May 9, 2012, and any adjournments or postponements of the meeting. The meeting will be held at 8:00 a.m. Atlantic Time at our offices at 30 Woodbourne Avenue, Hamilton, Bermuda.

This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL GENERAL MEETING?

The following proposals are scheduled to be voted on at the Annual General Meeting:

      •
      The election of eight directors

      •
      An advisory vote to approve executive compensation

      •
      The ratification of the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, which we refer to as PwC, as our independent auditors for 2012

      •
      Directing AGL to vote for the election of the directors of, and the ratification of the appointment of the independent auditors for, our subsidiary Assured Guaranty Re Ltd., which we refer to as AG Re

Our Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" approval of executive compensation, "FOR" the appointment of the selection of PwC as our independent auditors for 2012 and "FOR" directing AGL to vote for the election of the directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re.

ARE PROXY MATERIALS AVAILABLE ON THE INTERNET?

Yes. Our proxy statement for the 2012 Annual General Meeting, form of proxy card and 2011 Annual Report are available at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 30, 2012 to all shareholders entitled to vote at the Annual General Meeting.

WHO IS ENTITLED TO VOTE?

March 12, 2012 is the record date for the Annual General Meeting. If you owned our Common Shares at the close of business on March 12, 2012, you are entitled to vote. On that date, we had 182,578,770 of our Common Shares outstanding and entitled to vote at the Annual General Meeting, including 57,435 unvested restricted Common Shares. Our Common Shares are our only class of voting stock. The closing price of our Common Shares on March 12, 2012 was $17.58.

HOW MANY VOTES DO I HAVE?

You have one vote for each of our Common Shares that you owned at the close of business on March 12, 2012.

However, if your shares are considered "controlled shares," which our Bye-Laws define generally to include all of our Common Shares directly, indirectly or constructively owned or beneficially owned by any person or group of persons, owned by any "United States person," as defined in the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the "Internal Revenue Code," and such shares constitute 9.5% or more of our issued Common Shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws.

The Notice indicates the number of Common Shares you are entitled to vote, without giving effect to the controlled share rule described above.

 WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

      •
      Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to AGL or to vote in person at the Annual General Meeting. You may vote by telephone or via the Internet as described below under the heading "Information About the Annual General Meeting and Voting—May I vote by telephone or via the Internet?" or you may request a paper copy of the proxy materials and vote your proxy card by mail.

      •
      Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and our proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record.

As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading "Information About the Annual General Meeting and Voting—How do I vote in person at the Annual General Meeting?" Your broker or nominee has provided a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading "Information About the Annual General Meeting and Voting—May I vote by telephone or via the Internet?"

HOW DO I VOTE BY PROXY IF I AM A SHAREHOLDER OF RECORD?

If you are a shareholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by the Board:

      •
      FOR the election of eight directors

      •
      FOR approval of our executive compensation

      •
      FOR the ratification of PwC as our independent auditors for 2012

      •
      FOR directing AGL to vote for the election of directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re

If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting, other than those discussed in this proxy statement.

HOW DO I GIVE VOTING INSTRUCTIONS IF I AM A BENEFICIAL HOLDER?

If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. According to rules of the New York Stock Exchange, which we refer to as the NYSE:

      •
      Brokers have discretionary power to vote your shares with respect to "routine" matters

      •
      Brokers do not have discretionary power to vote your shares on "non-routine" matters (such as the election of directors or the advisory vote on executive compensation) unless they have received instructions from the beneficial owner of the shares

It is therefore important that you provide instructions to your broker if your shares are beneficially held by a broker so that your vote with respect to directors and executive compensation, and any other matters treated as non-routine by the NYSE, is counted.

MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?

Yes. If you are a shareholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. There are separate telephone and Internet arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

      •
      If you are a shareholder of record, you may vote by telephone, or electronically through the Internet, by following the instructions provided on the Notice

      •
      If you are a beneficial owner and hold your shares in "street name," you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically through the Internet

The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting by telephone or over the Internet or returning your proxy card by mail will not affect your right to attend the Annual General Meeting and vote.

MAY I REVOKE MY PROXY?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

      •
      Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

      •
      Send a letter revoking your proxy to our Secretary at 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

      •
      Attend the Annual General Meeting and vote in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

HOW DO I VOTE IN PERSON AT THE ANNUAL GENERAL MEETING?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the Notice Regarding the Availability of Proxy Materials containing your control number or proof of identification. Shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on March 12, 2012.

Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

You can obtain directions to attend the 2012 Annual General Meeting by contacting Natasha Medeiros at 441-279-5705 or at nmedeiros@assuredguaranty.bm.

WHAT VOTES NEED TO BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?

To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the Common Shares that were outstanding on March 12, 2012.

 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

The affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required for each of:

      •
      The election of each nominee for director

      •
      The ratification of the selection of PwC as independent auditors for 2012

      •
      Directing AGL to vote for the election of directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re

The votes on executive compensation is advisory in nature so there is no specified requirement for approval. It will be up to the Compensation Committee and the Board to determine how such votes will impact compensation decisions.

HOW ARE VOTES COUNTED?

      •
      In the election of AGL directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees

      •
      Your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN" with respect to the proposals relating to the advisory vote on executive compensation and the ratification of AGL's independent auditors

      •
      With respect to directing AGL to vote for the election of directors of our subsidiary, AG Re, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees

      •
      With respect to directing AGL to vote for the ratification of AG Re's independent auditors, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN"

If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker voting instruction card with no further instructions, your shares will be voted in the broker's discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in "How do I give voting instructions if I am a beneficial holder?", election of directors is now considered a non-routine matter. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?

A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Common Shares owned by shareholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum. Common Shares that are beneficially owned and are voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one proposal. Although such broker non-votes and abstentions will be counted towards the presence of a quorum, they will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no direct effect on the outcome of the proposals to elect directors, the advisory vote on executive compensation or the proposals to ratify the appointment of AGL's independent accountants or to approve the subsidiary matters.

ARE THERE ANY VOTING AGREEMENTS WITH RESPECT TO OUR COMMON SHARES?

The funds affiliated with Wilbur L. Ross, Jr., one of our directors, have each agreed that they will vote all of our Common Shares that they own solely in proportion with the votes cast by holders of our Common Shares on any matter put before them.

The funds affiliated with Mr. Ross have each agreed to be subject to the 9.5% voting limitation described in "How many votes do I have?"

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO WILL PAY THEM?

We will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Morrow & Co., LLC is assisting us with the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses.

WHERE CAN I FIND THE VOTING RESULTS?

We will publish the voting results in a Form 8-K that we will file with the SEC by May 15, 2012. You can find the Form 8-K on our website at www.assuredguaranty.com.

WILL AGL'S INDEPENDENT ACCOUNTANTS ATTEND THE ANNUAL GENERAL MEETING?

PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

DO DIRECTORS ATTEND THE ANNUAL GENERAL MEETING?

Our Corporate Governance Guidelines provide that directors are expected to attend our annual meeting of shareholders and any special meeting of shareholders we call to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances; directors are encouraged to attend all other special meetings of shareholders that we call. All but one of our directors attended the Annual General Meeting that was held on May 4, 2011.

 CAN A SHAREHOLDER, EMPLOYEE OR OTHER INTERESTED PARTY COMMUNICATE DIRECTLY WITH OUR BOARD? IF SO, HOW?

Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board.

      •
      Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmaudit@assuredguaranty.com

      •
      Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@assuredguaranty.com. The Secretary has access to both of these e-mail addresses

      •
      Shareholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Mail to Bermuda is not as prompt as e-mail

Communication with the Board may be anonymous. The Secretary will forward all communications to the Board to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.

WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

If you have any questions about the Annual General Meeting or voting, please contact James M. Michener, our Secretary, at 441-279-5702 or at jmichener@assuredguaranty.com. If you have any questions about your ownership of our Common Shares, please contact Robert Tucker, our Managing Director, Investor Relations and Corporate Communications, at 212-339-0861 or at rtucker@assuredguaranty.com.

CORPORATE GOVERNANCE

OVERVIEW

In General	Our Board of Directors has maintained corporate governance policies since becoming a public company following our 2004 initial public offering, which we refer to as our IPO.
•
We have reviewed internally and with the Board the rules of the SEC and the NYSE's listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards
•
We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards, including independence, director responsibilities and Board self-evaluations
	•	Our Corporate Governance Guidelines contains our Categorical Standards for Director Independence
	•	We have adopted a Code of Conduct for our employees and directors and charters for each Board committee.

The full text of our Corporate Governance Guidelines, our Code of Conduct and each committee charter, are available on our website at http://assuredguaranty.com/about-us/governance. In addition, you may request copies of the Corporate Governance Guidelines, the Code of Conduct, Categorical Standards for Director Independence and the committee charters by contacting our Secretary via:
		Telephone	441-279-5702
		Facsimile	441-279-5701
		e-mail	jmichener@assuredguaranty.com
Director Executive Sessions
The independent directors meet at regularly scheduled executive sessions without the participation of management or any director who is not independent and our non-management directors meet periodically at executive sessions without the participation of management. The Chairman of the Board is the presiding director for executive sessions of independent directors and non-management directors.
Other Corporate Governance Highlights	•	Our Board has a substantial majority of non-management, independent directors.
	•	All members of the Audit, Compensation, Nominating and Governance, Finance and Risk Oversight Committees are independent non-management directors.

•	Our Audit Committee hires, determines the compensation of and decides the scope of services performed by our independent auditors. It also has the authority to retain outside advisors.
•	No member of our Audit Committee simultaneously serves on the audit committees of more than two public companies.
•
Our Compensation Committee has the authority to retain independent consultants and has engaged Frederic W. Cook & Co., Inc., which we refer to as Cook, to assist it. Our Compensation Committee evaluates the performance of the CEO based on corporate goals and objectives and, with the other independent directors, sets his compensation based on this evaluation.
•
We have adopted a Code of Conduct applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior.
•
In addition to AGL's quarterly Board meetings that last approximately two days each, our Board has an annual business review meeting to assess specific areas of our Company's operations and to learn about general trends affecting the financial guaranty industry. We also provide our directors with the opportunity to attend continuing education programs.

THE BOARD OF DIRECTORS

Our Board oversees our business and monitors the performance of management. The directors keep themselves up-to-date on our Company by discussing matters with the CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met four times during 2011 in addition to our annual business review meeting. From time to time, the Board has telephone information sessions on various topics. All of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2011.

 DIRECTOR INDEPENDENCE

In February 2012, our Board determined that 9 out of 11 of our directors are independent under the listing standards of the NYSE:

Neil Baron	Stephen A. Cozen	Robin Monro-Davies
G. Lawrence Buhl	Patrick W. Kenny	Michael T. O'Kane
Francisco L. Borges	Donald H. Layton	Walter A. Scott

These independent directors constitute substantially more than a majority of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between our Company and these directors. A copy of our Categorical Standards for Director Independence is available as part of our Corporate Governance Guidelines, which are available on our website at http://assuredguaranty.com/about-us/governance.

As part of its independence determinations, the Board took into account the fact that our Company retained Cozen O'Connor Federal Political Strategies, which we refer to as COFPS, to assist us in lobbying on U.S. federal governmental issues and that COFPS performed $120,000 of services for us in 2011, which amount was less than 5 percent of the gross revenue of COFPS. COFPS is majority-owned by Cozen O'Connor P.C., a law firm of which Mr. Cozen, a director of AGL, is a shareholder and chairman. COFPS did not provide legal services to our Company. The Board determined that our retention of COFPS in 2011 was insufficient to constitute a material relationship between our Company and Mr. Cozen. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with our Company.

THE COMMITTEES OF THE BOARD

The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Finance Committee and a Risk Oversight Committee.

The Audit Committee	The Audit Committee provides oversight of the integrity of our Company's financial statements and financial reporting process, our compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent accountants.
The Audit Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards. The Audit Committee members are:
	Patrick W. Kenny (Chairman) Neil Baron	Robin Monro-Davies Michael T. O'Kane

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and that Mr. Kenny, Mr. Monro-Davies and Mr. O'Kane are each audit committee financial experts, as that term is defined under Item 401(h) of the SEC's Regulation S-K. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in "Proposal No. 1: Election Of Directors."

The Audit Committee held five meetings during 2011. The Audit Committee also held two telephone conferences to review our Company's restated financial statements for the years ended December 31, 2009 and 2010 and the quarters ended March 31, 2011 and June 30, 2011, and to approve the filing of Amendment No. 1 to our Form 10-K.
The Compensation Committee
The Compensation Committee has responsibility for evaluating the performance of the CEO and senior management and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning.
The Compensation Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards. The Compensation Committee members are:
	Francisco L. Borges (Chairman) G. Lawrence Buhl	Donald H. Layton
The Compensation Committee held four meetings during 2011. The Compensation Committee also met with Cook nine times to review executive compensation trends and peer group compensation data.
The Nominating and Governance Committee
The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating and Governance Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards. The Nominating and Governance Committee members are:
	G. Lawrence Buhl (Chairman) Neil Baron	Patrick W. Kenny
The Nominating and Governance Committee held four meetings during 2011.

The Finance Committee	The Finance Committee of the Board of Directors oversees management's investment of our Company's investment portfolio. The Finance Committee also oversees, and makes recommendations to the Board with respect to, our capital structure, financing arrangements, investment guidelines and any corporate development activities.
The Finance Committee members are:
	Robin Monro-Davies (Chairman) Francisco L. Borges	Stephen A. Cozen
The Finance Committee held four meetings during 2011.
The Risk Oversight Committee
The Risk Oversight Committee oversees management's establishment and implementation of standards, controls, limits, guidelines and policies relating to risk assessment and risk management. The Risk Oversight Committee focuses on both the underwriting and surveillance of credit risks and the assessment and management of other risks, including, but not limited to, financial, legal, operational and other risks concerning our Company's reputation and ethical standards.
The Risk Oversight Committee members are:
	Donald H. Layton (Chairman) Stephen Cozen	Michael O'Kane
The Risk Oversight Committee held four meetings during 2011.

HOW ARE DIRECTORS COMPENSATED?

We currently pay our non-management directors an annual retainer of $170,000 per year. We pay $100,000 of the retainer in cash and $70,000 of the retainer in restricted stock to non-management directors who have satisfied our share ownership guidelines. We pay $70,000 of the retainer in cash and $100,000 of the retainer in restricted stock to non-management directors who have not satisfied our share ownership guidelines.

The Board of Directors has recommended that each director own at least 25,000 Common Shares which, at the current share price, is more than four times the annual cash retainer. All of our directors meet these share ownership guidelines.

    •
    Common Shares represented by stock units previously granted to directors (i.e., units for which Common Shares will be received six months after termination of the director's service on the Board of Directors), vested restricted shares and purchased shares count toward the guideline.

    •
    A director must hold at least 25,000 shares before the director may dispose of any shares acquired as compensation from our Company.

    •
    Once a director has reached the share ownership guideline, the director must hold at least 25,000 shares so long as serving on the Board of Directors.

Any director may elect to receive up to 100 percent his annual retainer in restricted stock. Any director who has satisfied our share ownership guidelines may also elect to receive up to 50 percent of the portion of the annual retainer that is not paid in cash in the form of stock options rather than in the form of restricted stock. Grants of restricted stock receive cash dividends. Restricted stock and stock options vest on the day immediately prior to the first annual general meeting of shareholders at which directors are elected following the grant of the stock or option (with immediate vesting upon a change in control or death or disability of the director). Vested options are exercisable for up to ten years after grant, but only while the director is serving on the Board and for 30 days after leaving the Board (two years after leaving if termination is because of retirement after five years of Board service, death, or disability, and two years following a change in control).

The Chairman of the Board receives an additional $125,000 annual retainer, the Chairman of the Audit Committee receives an additional $30,000 annual retainer and the Chairman of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receives an additional $15,000 annual retainer. Members of the Audit Committee, other than the chairman, receive an additional $10,000 annual retainer and members, other than the chairmen, of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receive an additional $5,000 annual retainer. The Company will generally not pay a fee for attendance at board or committee meetings, though the Chairman of the Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings.

The following table sets forth our 2011 non-management director compensation:

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation(1)	Total

Neil Baron	$115,000	$70,000	$—	$185,000

Francisco L. Borges	$20,000	$170,000	$—	$190,000

G. Lawrence Buhl	$120,000	$70,000	$10,000	$200,000

Stephen A. Cozen	$110,000	$70,000	$—	$180,000

Patrick W. Kenny	$85,000	$120,000	$—	$205,000

Donald H. Layton	$120,000	$70,000	$—	$190,000

Robin Monro-Davies(2)	$193,018	$70,000	$5,000	$268,018

Michael T. O'Kane	$115,000	$70,000	$5,000	$190,000

Wilbur L. Ross, Jr.	$100,000	$70,000	$—	$170,000

Walter A. Scott	$125,000	$170,000	$5,000	$300,000

(1)
Other compensation consists of matching gift donations of $5,000 for Mr. Scott, $10,000 for Mr. Buhl, $5,000 for Mr. Monro-Davies and $5,000 for Mr. O'Kane, which were paid in 2011.

(2)
The fees for Mr. Monro-Davies include £43,750 (which is approximately $68,018) for serving as an independent director of our UK insurance subsidiaries, Assured Guaranty (UK) Ltd. and Assured Guaranty (Europe) Ltd., formerly Financial Security Assurance (U.K.) Limited.

The following table shows information related to director awards outstanding on December 31, 2011:

	Unvested Restricted Stock(1)	Non-Forfeitable Restricted Share Units	Non-Forfeitable Stock Options

Neil Baron	4,232	18,092	8,768

Francisco L. Borges	10,278	6,335	7,658

G. Lawrence Buhl	4,232	14,350	7,026

Stephen A. Cozen	4,232	14,350	—

Patrick W. Kenny	7,255	24,562	13,561

Donald H. Layton	4,232	11,069	—

Robin Monro-Davies	4,232	15,105	7,026

Michael T. O'Kane	4,232	15,105	7,026

Wilbur L. Ross, Jr.	4,232	—	—

Walter A. Scott	10,278	23,970	20,567

(1)
Vests one day prior to 2012 Annual General Meeting.

WHAT IS OUR BOARD LEADERSHIP STRUCTURE?

As we state in our corporate governance guidelines, the Board reserves the right to determine, from time to time, how to configure the leadership of the Board and our Company in the way that best serves us.

While the Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer, those two positions have been held by separate individuals since our IPO, with the position of Chairman of the Board currently being filled by Walter Scott and the position of Chief Executive Officer by Dominic Frederico. We believe this is the appropriate leadership structure for us at this time because Mr. Scott and Mr. Frederico have an excellent working relationship, which permits Mr. Frederico to focus on running our business and Mr. Scott to focus on Board matters, including oversight of our management. Mr. Scott and Mr. Frederico collaborate on setting agendas for Board meetings to be sure that the Board discusses the topics necessary for its oversight of the management and affairs of our Company. As Chairman of the Board, Mr. Scott sets the final Board agenda, chairs Board meetings, including executive sessions at which neither the Chief Executive Officer nor any other member of management is present. The Chairman of the Board also chairs shareholder meetings.

HOW DOES THE BOARD OVERSEE RISK?

The Board's role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Chairman of the Board, the Board and its committees providing oversight in connection with these efforts. Our Company's policies and procedures relating to risk assessment and risk management are overseen by our Board of Directors. The Board takes an enterprise-wide approach to risk management that is designed to support our business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The Board of Directors annually approves our business plan, factoring risk management into account. The involvement of the Board in setting our business strategy is a key part of its assessment of management's risk tolerance and also a determination of what constitutes an appropriate level of risk for us.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk assessment and risk management. As discussed under "Committees of the Board," the Board has created a Risk Oversight Committee that oversees the standards, controls, limits, guidelines and policies that our Company establishes and implements in respect of credit underwriting and risk management. It focuses on management's assessment and management of both (i) credit risks and (ii) other risks, including, but not limited to, financial, legal and operational risks, and risks relating to our reputation and ethical standards. Our Risk Oversight Committee and Board pay particular attention to credit risks we assume when we issue financial guaranties. In addition, the Audit Committee of the Board of Directors is responsible for reviewing policies and processes related to the evaluation of risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures. It also reviews compliance with legal and regulatory requirements.

As part of its oversight of executive compensation, the Compensation Committee reviews compensation risk. The Compensation Committee, one of the members of which is the chairman of our Risk Oversight Committee, oversaw the performance of a risk assessment of our employee compensation programs to determine whether any of the risks arising from our compensation programs are reasonably likely to have a material adverse effect on us. In January 2011, the Compensation Committee retained Cook to review each of our compensation plans and identify areas of risk and, the extent of such risk. The Compensation Committee directed that our Chief Risk Officer work with Cook to perform such risk assessment and to be sure that compensation risk is included in our enterprise risk management system.

In conducting this assessment, Cook and our Chief Risk Officer focused on our incentive compensation programs in order to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.

The Compensation Committee considered the findings of this assessment of compensation policies and practices and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage executives to take unnecessary or excessive risks that could have a material adverse effect on us. In reaching this conclusion, the Compensation Committee considered the following attributes of its compensation program:

    •
    the balance between short- and long-term incentives

    •
    consideration of qualitative non-financial performance goals, including enterprise risk, as well as quantitative financial performance goals, in determining compensation payouts, with a discretionary approach to annual bonus award allocations

    •
    incentive compensation components that are paid, vested or measured over an extended period, thus encouraging a long-term outlook

    •
    incentive compensation with a significant equity component where value is best realized through long-term appreciation of shareholder value

    •
    the performance retention plan focus on adjusted book value and operating return on equity over a multi-year performance period, which reduces the incentive to concentrate on short-term gain, and like equity awards granted under the long-term incentive plan, which fosters a long-term view that minimizes unnecessary or excessive risk taking

    •
    stock ownership guidelines that tie executives to our Company's future business performance and align executives' interests with those of shareholders

    •
    a prohibition against short-selling, buying Company shares on margin or using owned shares as collateral for margin accounts, which ensures that employees maintain appropriate exposure to changes in our Company's stock price and mitigates the risk of employees engaging in transactions that could have an adverse impact on our stock price

    •
    a recoupment policy that allows our Company to recover compensation paid in situations of misconduct requiring a restatement of financial results

In January 2012, our Chief Risk Officer and Cook again reviewed the compensation programs. Based on this update, the Compensation Committee continued to find that there is an appropriate balance between the risks inherent in our business and our compensation program. With respect to the changes to our compensation program, the Compensation Committee determined that the program continues to be low risk for the following reasons:

    •
    the program does not emphasize stock options; instead, it balances stock options and full-value awards and, for the CEO and other senior executives, a large portion of the equity awards that were granted in February 2012 are performance-based

    •
    the program does not provide for highly leveraged performance-vested RSUs; instead, the leverage is reasonable and is capped at 200% of target

    •
    the program sets specific stock price hurdles which are measured as the 40-day average stock price at any point over the 3-year performance period

    •
    executive stock ownership guidelines tie the executives to future business performance as reflected in changes in Company share price (e.g., 7x base salary for the CEO)

    •
    there is a prohibition against short-selling, buying Company shares on margin, or using owned shares as collateral for margin accounts

    •
    there is no immediate payment; instead, the various equity awards vest in or over a 3-year period

We have established a number of management committees to develop underwriting and risk management guidelines, policies and procedures for our Company's insurance and reinsurance subsidiaries that are tailored to their respective businesses, providing multiple levels of credit review and analysis.

    •
    Portfolio Risk Management Committee—This committee establishes company-wide credit policy for all segments of our business. It implements specific underwriting procedures and limits for our Company and allocates underwriting capacity among our subsidiaries. The Portfolio Risk Management Committee focuses on measuring and managing credit, market and liquidity risk for the overall company. All transactions in new asset classes or new jurisdictions must be approved by this committee.

    •
    U.S. Management Committee—This committee establishes strategic policy and reviews the implementation of strategic initiatives and general business progress in the U.S. The U.S. Management Committee approves risk policy at the U.S. operating company level.

    •
    U.S. Risk Management Committee—This committee conducts an in-depth review of the insured portfolios of the U.S. subsidiaries, focusing on varying portions of the portfolio at each meeting. It assigns internal ratings of the insured transactions and reviews sector reports, monthly product line surveillance reports and compliance reports.

    •
    Workout Committee—This committee receives reports on transactions that might benefit from active loss mitigation and develops loss mitigation strategies for such transactions.

    •
    Reserve Committee—Oversight of reserving risk is vested in the U.S. Reserve Committee, the AG Re Reserve Committee and the U.K. Reserve Committee. The committees review the reserve methodology and assumptions for each major asset class or significant BIG deal, as well as the loss projection scenarios used and the probability weights assigned to those scenarios.

      o
      The U.S. Reserve Committee establishes reserves for Assured Guaranty Corp., which we refer to as AGC and Assured Guaranty Municipal Corp., which we refer to as AGM, taking into consideration the supporting information provided by Surveillance personnel. It is composed of the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Chief Surveillance Officer and Chief Actuary of AGC and AGM.

        o
        The AG Re Reserve Committee is composed of the President, Chief Credit Officer and Financial Controller of AG Re. The AG Re Reserve Committee reviews its reserving methodology with the AG Re board of directors.

        o
        The U.K. Reserve Committee is composed of the chief executive officer, Chief Operating Officer and head surveillance officer of the Company's U.K. subsidiaries. It reviews its reserving methodology with the boards of directors of our U.K. subsidiaries.

HOW ARE DIRECTORS NOMINATED?

In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee

    •
    Reviews the qualifications of potential nominees to determine whether they might be a good candidate for membership on the Board of Directors

    •
    Reviews the potential nominee's judgment, experience, independence, understanding of our business or other related industries and such other factors as it determines are relevant in light of the needs of the Board of Directors and our Company

    •
    Selects qualified candidates and reviews its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an annual general meeting. Between annual general meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board

We do not have a formal Board diversity policy. However, the Board considers diversity in professional experience and professional training in recommending nominees. Our Board is currently composed of lawyers, accountants and individuals who have industry, finance and executive experience. Our corporate governance guidelines address diversity of experience, requiring the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Our corporate governance guidelines provide that Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as having a global business perspective and commitment to good corporate citizenship. Our corporate governance guidelines specify that directors should represent all shareholders and not any special interest group or constituency. The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the corporate governance guidelines. See each nominee's and director's biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.

Our corporate guidelines additionally specify that directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing us. Directors shall possess the highest personal and professional integrity. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term, if called upon.

The Nominating and Governance Committee will consider a shareholder's recommendation for director but has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders meeting, that shareholder must comply with Article 14 of AGL's Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding annual general meeting. This time period has passed with respect to the 2012 Annual General Meeting. With respect to the 2013 Annual General Meeting, AGL must receive such written notice on or prior to February 8, 2013. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

    •
    the shareholder's name as it appears in AGL's books

    •
    a representation that the shareholder is a record holder of AGL's shares and intends to appear in person or by proxy at the meeting to present such proposal

    •
    the class and number of shares beneficially owned by the shareholder

    •
    the name and address of any person to be nominated

    •
    a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder

    •
    such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC's proxy regulations

    •
    the consent of each nominee to serve as a director of AGL, if so elected

Pursuant to its investment agreement with our Company, WLR Recovery Fund IV, L.P. has Board representation rights during the term of the investment by funds affiliated with Wilbur L. Ross, Jr. Mr. Ross is currently a director of AGL and is a nominee for re-election as a director at the 2012 Annual General Meeting.

 COMPENSATION COMMITTEE INTERLOCKING AND INSIDER PARTICIPATION

The Compensation Committee of AGL's Board of Directors has responsibility for determining the compensation of our executive officers. None of the members of the Compensation Committee is a current or former officer or employee of our Company. No executive officer of our Company serves on the compensation committee of any company that employs any member of the Compensation Committee.

WHAT IS OUR RELATED PERSON TRANSACTIONS APPROVAL POLICY AND WHAT PROCEDURES DO WE USE TO IMPLEMENT IT?

Through our committee charters, we have established review and approval policies for transactions involving our Company and related persons, with the Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and the Audit Committee taking the primary approval responsibility for transactions with 5% shareholders. No member of these committees who has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.

Our Nominating and Governance Committee charter requires the Nominating and Governance Committee to review and approve or disapprove of all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision which requires disclosure of any related person transaction with our Company that exceeds $120,000 per fiscal year. The Nominating and Governance Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding transactions with executive officers and directors (other than compensation) that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K.

Our Audit Committee charter requires our Audit Committee to review and approve or disapprove all proposed transactions with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, our Audit Committee charter requires the Audit Committee to review reports regarding such transactions, which our General Counsel provides to the Audit Committee periodically, and not less often than annually, regarding transactions with any persons owning more than 5% of any class of the voting securities of AGL that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee charter also requires the Audit Committee to review other reports and disclosures of insider and affiliated party transactions which our General Counsel provides periodically, and not less often than annually.

Our General Counsel identifies related party transactions requiring committee review pursuant to our committee charters from transactions that are:

    •
    disclosed in director and officer questionnaires (which must also be completed by nominees for director) or in certifications of Code of Conduct compliance

    •
    reported directly by the related person or by another employee of our Company

    •
    reported by our Chief Financial Officer based on a list of directors, executive officers and known 5% shareholders

If we have a related person transaction that requires committee approval in accordance with the policies set forth in our committee charters, we either seek that approval before we enter into the transaction or, if that timing is not practical, we ask the appropriate committee to ratify the transaction.

WHAT RELATED PERSON TRANSACTIONS DO WE HAVE?

Relationships with WLR Funds

Investment Agreement

Pursuant to an investment agreement dated as of February 28, 2008, which we refer to as the Investment Agreement, with funds that are affiliated with Wilbur L. Ross, Jr., a director of AGL, which we refer to as the WLR Funds, the WLR Funds purchased 10,651,896 Common Shares of AGL at $23.47 per share on April 8, 2008. As required pursuant to the terms of the Investment Agreement, AGL maintains a shelf registration statement under the Securities Act covering the resale of the Common Shares sold to the WLR Funds pursuant to the Investment Agreement.

The Investment Agreement contains a standstill provision limiting the ability of the WLR Funds to purchase Common Shares. On September 16, 2008, we waived the standstill provisions of the Investment Agreement to permit the WLR Funds to purchase up to 5,000,000 Common Shares of our Company in open market transactions from time to time. The WLR Funds have acknowledged and agreed that all of such shares purchased by them will be "Controlled Shares" within the meaning of our Company's Bye-Laws and that all such shares will be subject to the voting agreements and transfer restrictions contained in the Investment Agreement.

Consulting Agreement

In October 2009, AG Analytics, Inc., one of our subsidiaries, entered into a consulting agreement with Invesco Advisors, Inc. (Invesco). Invesco acquired WL Ross & Co. LLC in 2006 and is the sole member of WL Ross & Co. LLC. Invesco and WL Ross & Co. LLC are sponsors of the Invesco Mortgage Recovery Master Fund, L.P. and its associated investment entities (the PPIP Fund), which was established to invest in residential and commercial mortgage backed securities, residential whole loans, commercial real estate loans and other mortgage related assets. Under the agreement, we provide certain consulting services to Invesco, including modeling particular residential mortgage backed securities designated by Invesco and participating on a quarterly basis on an advisory council to the PPIP Fund. On a quarterly basis, Invesco has agreed to pay us a consulting services fee equal to 7.5% of the annual management fee received by Invesco relating to unaffiliated capital commitments in connection with the PPIP Fund during the term of the agreement. Such management fees are negotiable between Invesco and the fund investors on a case-by-case basis and may be modified from time to time. According to the agreement, we are guaranteed to earn at least $1 million during the term of the agreement. In 2011, Invesco paid us approximately $0.5 million under the agreement.

Special Servicing Agreement

In November 2010, AGM and AGC entered into a special servicing agreement with American Home Mortgage Servicing, Inc. (AHMSI). Substantially all of the stock of AHMSI is owned by several private equity funds that are ultimately controlled by WL Ross & Co. LLC. Wilbur L. Ross, Jr. is the Chairman and Chief Executive Officer of WL Ross & Co. LLC. AGM and AGC have issued financial guaranty insurance policies on a number of residential mortgage-backed securities as to which AHMSI services the mortgage loans underlying the securitization transactions. AGM, AGC and AHMSI determined to place seven of these transactions under the special servicing agreement in order to provide incentives to AHMSI for achieving better performance with respect to the relatively risky mortgage loans in those transactions. The special servicing agreement also provides us with extensive oversight and enhanced information rights, and obligates AHMSI to cooperate with us, including working with us to create and implement our preferred loss mitigation strategies. Pursuant to the incentive fee schedule under the special servicing agreement, which is based on prevailing market rates, we estimate that AHMSI will receive approximately $4 – $7 million during the term of the special servicing agreement. In 2011, AHMSI earned approximately $1.2 million under this arrangement.

Relationship with Wellington Management Company

Wellington Management Company, LLP owns approximately 9.55% of AGL's Common Shares, according to a Schedule 13G/A filed on February 14, 2012. In December 2009, we appointed Wellington Management Company as investment manager to manage certain of our investment accounts. As of December 31, 2011, Wellington Management Company managed approximately $2.6 billion of our investment assets, which is approximately 23.6% of our total fixed maturity and short-term investment portfolio. In 2011, we incurred expenses of approximately $1.9 million related to investment management agreements with Wellington Management Company.

DID OUR INSIDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 2011?

Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. We believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal 2011, except that due to an administrative error, Mr. Ross was late in reporting 4,232 restricted shares he received as an annual retainer equity award for his service as director, which has subsequently been reported.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

GENERAL

Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting. Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Francisco L. Borges, Stephen A. Cozen, Patrick W. Kenny, Donald H. Layton, Robin Monro-Davies, Michael T. O'Kane, Wilbur L. Ross, Jr. and Walter A. Scott as directors of AGL. Each nominee is currently serving as a director of AGL. Proposal No. 1 is Item 1A on the proxy card.

As a result of the Bye-Law amendment approved at the 2011 annual general meeting, our directors are now elected annually and are elected to serve until their respective successors shall have been elected and shall have qualified. Since the Bye-Law amendment did not change any director current terms of office, the directors whose terms of office expire at the 2013 annual general meeting are not up for election this year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF AGL.

It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual general meeting.

We have set forth below information with respect to the nominees for election as directors and the other directors whose terms of office as directors will continue after the Annual General Meeting. Except as otherwise described with respect to Mr. Ross in "How are directors nominated?", there are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

NOMINEES FOR DIRECTOR

Francisco L. Borges

Mr. Borges, age 60, became a director of AGL in August 2007. He is Chairman of Landmark Partners, Inc, an alternative investment management firm where he has been employed since 1999. Prior to joining Landmark, Mr. Borges was managing director of GE Capital's Financial Guaranty Insurance Company and capital markets subsidiaries. Mr. Borges is a former Treasurer for the State of Connecticut and a former Deputy Mayor of the City of Hartford, Connecticut. Mr. Borges serves on the board of directors for Connecticut Public Television, the University of Connecticut Health Center and the Knight Foundation. He is also a member of the board of directors of Davis Selected Funds.

Mr. Borges has expertise in finance arising from his experience structuring and marketing financial guaranty insurance. In addition, his public service background has given him insight on public finance. His current position gives Mr. Borges insights into the financial markets in which we operate. Each of these areas is important to our business.

Stephen A. Cozen

Mr. Cozen, age 72, became a director of AGL upon completion of our IPO. Mr. Cozen is the founder and Chairman of Cozen O'Connor, an internationally-recognized law firm with its home office in Philadelphia, Pennsylvania. Mr. Cozen is a fellow in the American College of Trial Lawyers and the International Academy of Trial Lawyers. Mr. Cozen is a director of Franklin Square Partners and also serves on numerous educational and philanthropic boards, including the University of Pennsylvania's Law School Board of Overseers and the Board of Councilors of the University of Southern California (Shoah Foundation Institute). Mr. Cozen was a director of Global Indemnity Ltd. from 2004 until 2010.

Mr. Cozen's decades of legal experience is an important resource for the Board. As the founder and chairman of a large law firm, he has executive experience with respect to a growing organization. Mr. Cozen provides valuable insights to the Board and our Company on public policy issues facing us.

Patrick W. Kenny

Mr. Kenny, age 69, became a director of AGL upon completion of our IPO. He served as the President and Chief Executive Officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, from 2001 to 2009. From 1998 to 2001, Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty. Mr. Kenny serves on the board of directors of several ING mutual funds. Until December 2009, Mr. Kenny was a director and member of the Audit and the Compensation Committees of Odyssey Re Holdings Corp. Mr. Kenny was also a director of the Independent Order of Foresters from 1997 to 2009.

Mr. Kenny has extensive insurance industry experience, including executive experience within the industry. In addition, the Board benefits from Mr. Kenny's experience as an accountant.

Donald H. Layton

Mr. Layton, age 61, became a director of AGL in 2006. Prior to his retirement in 2004 from J.P. Morgan Chase & Co., Mr. Layton was Vice Chairman and a member of its three person Office of the Chairman. Previously, Mr. Layton had been Co-Chief Executive Officer of J.P. Morgan, the investment bank of J.P. Morgan Chase & Co. Mr. Layton became Chairman of the Board of E*Trade Financial Corporation in late 2007 and in March 2008 he was also named as its Chief Executive Officer. He retired from both positions as of December 30, 2009. He was a Senior Advisor to The Securities Industry and Financial Markets Association and a member of the Federal Reserve Bank of New York's International Capital Markets Advisory Committee. Since April 2010, he is also a director of American International Group (AIG). His non-profit activities include serving as Chairman of the Board for The Partnership for the Homeless, director of the International Executive Service Corps. and a member of the Massachusetts Institute of Technology Visiting Committee for Economics.

Mr. Layton possesses finance and banking experience, which is especially relevant to risk management related to sophisticated financial products such as those we sell. He also has experience in business combinations. As a former chief executive officer of a public company, Mr. Layton has demonstrated leadership capability as well as an understanding of the wide range of complex issues that business organizations must address.

Robin Monro-Davies

Mr. Monro-Davies, age 71, became a director of AGL in August 2005. From 1997 until his retirement in 2001, Mr. Monro-Davies was Chief Executive Officer of Fitch Ratings. He is a director of HSBC Bank PLC, NB Distressed Debt and The Ukraine Opportunity Trust PLC. Mr. Monro-Davies has been a director of AXA UK PLC, North American Banks Fund and European Equity Tranche Income Fund. Mr. Monro-Davies is also an independent director of our UK insurance subsidiaries.

The Board benefits from Mr. Monro-Davies's rating agency expertise, which is important because ratings of our operating subsidiaries directly impact their ability to successfully sell insurance. As a former chief executive officer, Mr. Monro-Davies has leadership experience and an understanding of financial and operational issues of a business organization. He also brings a European perspective to the Board, which is useful for our international business.

Michael T. O'Kane

Mr. O'Kane, age 66, became a director of AGL in August 2005. Until his retirement in August 2004, Mr. O'Kane was employed at TIAA-CREF (financial products) in a number of different capacities since 1986, most recently as Senior Managing Director, Securities Division. Since 2006, Mr. O'Kane has been a director of Jefferies Group, Inc., where he serves on the audit, compensation and governance committees.

Mr. O'Kane's background has given him considerable experience in investment and risk management, both of which are key aspects of our business and are important to the Board and Board committee deliberation.

Wilbur L. Ross, Jr.

Wilbur L. Ross, Jr., age 74, became a director of AGL in 2008. Mr. Ross, Chairman and CEO of WL Ross & Co. LLC, may be one of the best known private equity investors in the U.S. His private equity funds bought Bethlehem Steel and several other bankrupt producers and revitalized them into the largest U.S. producer before merging them into Mittal Steel for $4.5 billion. Mr. Ross remains a Director of what is now ArcelorMittal, the world's largest steel company. He also created and chairs International Textile Group, the most global American company in that industry; International Auto Components Group, a $4.5 billion producer of instrument panels and other interior components, operating in 17 countries; and Compagnie Europeenne de Wagons Sarl, the largest rail car leasing company in Europe. He also chaired International Coal Group, which was sold to Arch Coal for $3.4 billion. He is a member of the boards of directors of the following public companies: Air Lease Corporation, EXCO Resources, Inc., BankUnited, Inc., Greenbrier Companies, Inc., PLASCAR, Sun Bancorp and Navigator Holdings. Mr. Ross was previously a director of Mittal Steel Co. N.V., a director of International Steel Group, a director of Montpelier Re Holdings Ltd., and a director of Syms Corp., among others.

Mr. Ross was Executive Managing Director of Rothschild Inc. for 24 years before acquiring that firm's private equity partnerships in 2000. Mr. Ross is a graduate of Yale University and of Harvard Business School (with distinction).
Through the course of Mr. Ross's career, he has served as a principal financial adviser to, investor in, and director of various companies across the globe operating in diverse industries, and he has assisted in restructuring more than $300 billion of corporate liabilities. Recently, Mr. Ross, through WL Ross & Co. LLC, has made substantial investments in depository and other financial services institutions, including BankUnited, Inc., Virgin Money, Talmer Bancorp, Cascade Bancorp and Sun Bancorp. Investment funds managed by WL Ross & Co. LLC have acquired an aggregate of 19,835,370 of our Common Shares. The Nominating Committee believes that Mr. Ross possesses unique skills, qualities and experience, as evidenced by his background, which will prove invaluable to our Company as a member of its board of directors. We believe that notwithstanding his other business activities, Mr. Ross has the time, energy, business acumen, financial and industry expertise and resources to make valuable contributions to our board of directors.

Walter A. Scott

Mr. Scott, age 74, became a director of AGL upon completion of our IPO and became Chairman in May 2005. Mr. Scott was Chairman, President and Chief Executive Officer of ACE from 1991 until his retirement in 1994 and President and Chief Executive Officer of ACE from 1989 to 1991. Subsequent to his retirement he served as a consultant to ACE until 1996. Mr. Scott was a director of ACE from 1989 through May 2005. Prior to joining ACE, Mr. Scott was President and Chief Executive Officer of Primerica's financial services operations. Mr. Scott is currently Chairman of Vermont Hard Cider Company, LLC. Mr. Scott is an Emeritus Trustee of Lafayette College and a founding trustee of the Bermuda Foundation for Insurance Studies.

Mr. Scott is an experienced insurance company executive who is very familiar with our business. As a former chief executive officer of a public company, he has considerable executive leadership experience, as well as an understanding of the obligations of a public company.
Directors whose terms expire in 2013

Neil Baron

Mr. Baron, age 68, became a director of AGL upon completion of our IPO. Mr. Baron was Chairman of Criterion Research Group, LLC, an independent securities research firm from March 2002 through February 2006, at which time this firm was acquired. He was Vice Chairman and General Counsel of Fitch Ratings, a nationally recognized statistical ratings organization, from April 1989 to August 1998. Prior to joining Fitch Ratings, Mr. Baron was in private practice for more than 20 years, including at the law firm of Booth & Baron, specializing in structured finance and rating agency matters. Mr. Baron provides consulting services to Ranieri Partners, which manages a fund that purchases and services non-performing "under water" mortgages with a view to reducing principal and otherwise modifying them into performing mortgages. Mr. Baron advises Mr. Ranieri on public policy issues.

Mr. Baron's rating agency expertise is particularly valuable to the Board of Directors because ratings of our operating subsidiaries directly impact their ability to successfully sell insurance. In addition, the Board benefits from Mr. Baron's insights as a structured finance lawyer.

G. Lawrence Buhl

Mr. Buhl, age 65, became a director of AGL upon completion of our IPO. He was a partner of Ernst & Young LLP and its predecessors through 2003. During his 35-year accounting career, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young's Philadelphia, New York and Baltimore offices and as audit engagement partner for more than 40 insurance companies, including those in the financial guaranty industry. Mr. Buhl also serves as a director for Harleysville Group, Inc. (NASDAQ: HGIC) and its majority shareholder, Harleysville Mutual Insurance Company, and is chair of each company's audit committee and also serves on their executive/strategy and risk committees. Mr. Buhl is also a member of the Board of Sponsors of the Sellinger School of Business and Management of Loyola University Maryland.

Mr. Buhl's accounting and auditing background and related experience and education has made him knowledgeable of specific financial reporting requirements applicable to financial guaranty companies, as well as giving him familiarity with compliance, finance, governance, control environment and risk management requirements and processes for public companies and the financial guaranty industry in general. As an experienced certified public accountant heavily focused on the insurance and financial services industries, providing services to boards and management of those companies, and as chair and/or member of other organizations' audit and other committees, Mr. Buhl is well suited to be the present chairman of our Nominating and Governance Committee and member or chair of other Board committees of our Company.

Dominic J. Frederico

Mr. Frederico, age 59, has been a director, and the President and Chief Executive Officer, of AGL since our IPO. Mr. Frederico served as Vice Chairman of ACE from 2003 until 2004 and served as President and Chief Operating Officer of ACE and Chairman of ACE INA Holdings, Inc. from 1999 to 2003. Mr. Frederico was a director of ACE from 2001 through May 2005. From 1995 to 1999 Mr. Frederico served in a number of executive positions with ACE. Prior to joining ACE, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group.
Mr. Frederico has the most comprehensive knowledge of all aspects of our operations as well as executive experience. He also has extensive industry experience, which makes him valuable both as an officer and as a director of AGL.

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

The following table sets forth information, as of March 12, 2012, except as otherwise expressly provided, regarding the beneficial ownership of our Common Shares by our directors and executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, to whom we refer as our named executive officers, and by our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares under the column "Common Shares Beneficially Owned." The Common Shares listed for each director and executive officer constitute less than 1% of our outstanding Common Shares, except for Mr. Ross, who together with affiliates, owns approximately 10.87% of our Common Shares and Mr. Frederico, who owns approximately 1.09% of our Common Shares. The Common Shares beneficially owned by all directors and executive officers as a group constitute approximately 13.00% of our outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned		Unvested Restricted Common Shares(1)	Vested and Unvested Share Units(2)	Common Shares Subject to Option(3)

Neil Baron	9,639		4,232	18,187	8,768

Francisco L. Borges	137,839		10,278	6,368	7,658

G. Lawrence Buhl	22,152		4,232	14,425	7,026

Stephen A. Cozen	48,711		4,232	14,425	—

Dominic J. Frederico	635,434	(4)	—	710,230	1,366,667

Patrick W. Kenny	16,443		7,255	24,691	13,561

Donald H. Layton	24,523		4,232	11,127	—

Robin Monro-Davies	33,046		4,232	15,184	7,026

Michael T. O'Kane	16,046		4,232	15,184	7,026

Wilbur L. Ross, Jr.	19,847,432	(5)	4,232	—	—

Walter A. Scott	51,769		10,278	24,096	20,567

James M. Michener	154,736		—	85,365	386,666

Robert B. Mills	199,239	(6)	—	52,493	566,666

Robert A. Bailenson	47,489		—	83,278	96,332

Séan W. McCarthy(7)	5,974		—	217,615	46,666

All directors and executive officers as a group (18 individuals)	21,355,492		57,435	1,454,285	2,672,627

(1)
The reporting person has the right to vote (but not dispose of) the Common Shares listed under "Unvested Restricted Common Shares."

(2)
Each non-management director, other than Mr. Ross, holds share units, including dividend accruals, which will be generally deferred at least six months after the termination of such directors' service on the Board. In addition, our executive officers have restricted share units that vest on specified anniversaries of the date of the award, with Common Shares delivered upon vesting. Some of the Common Shares associated with restricted share units are not deliverable as of March 12, 2012 or within 60 days of March 12, 2012 and therefore cannot be voted or disposed within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our directors and executive officers.

This column includes 297,131, 23,062 and 37,907 share units allocated to Mr. Frederico, Mr. Michener and Mr. Bailenson, respectively, and 22,744 share units allocated to another executive officer, due to their elections to invest a portion of their respective AGL Supplemental Executive Retirement Plan or AGC Supplemental Employee Retirement Plan accounts in an employer stock fund.

(3)
Represents Common Shares which the reporting person has the right to acquire as of March 12, 2012 or within 60 days of March 12, 2012 pursuant to options.

(4)
Includes (i) shares owned by Mr. Frederico's spouse and daughter, over which Mr. Frederico has the power to direct the voting and disposition, (ii) shares owned by a family limited partnership, the partnership interests of which are owned directly and indirectly by Mr. Frederico, Mr. Frederico's spouse, Mr. Frederico's daughter and Mr. Frederico's son, over which Mr. Frederico has the power to direct the voting and disposition and (iii) shares owned by a grantor retained annuity trust of which Mr. Frederico is the trustee.

(5)
Includes shares held by funds affiliated with Mr. Ross.

(6)
Includes shares owned jointly with Mr. Mills' spouse over which Mr. Mills has the power to direct the voting and disposition.

(7)
On March 7, 2011, Mr. McCarthy resigned from our Company effective March 31, 2011. Accordingly, Mr. McCarthy's share ownership is presented as of March 7, 2011.

 WHICH SHAREHOLDERS OWN MORE THAN 5% OF OUR COMMON SHARES?

The following table shows all persons we know to be direct or indirect owners of more than 5% of our Common Shares as of the close of business on March 12, 2012, unless otherwise indicated. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

WL Ross Group, L.P.(1) 1166 Avenue of the Americas New York, NY 10036	19,851,664	10.87%

Wellington Management Company, LLP(2) 280 Congress Street Boston, MA 02210	17,435,357	9.55%

FMR LLC(3) 82 Devonshire Street Boston, MA 02109	12,567,633	6.88%

Putnam Investments LLC d/b/a Putnam Investments(4) 151 Detroit Street Denver, Colorado 80206	11,839,400	6.48%

(1)
Based on a Schedule 13D/A filed by WL Ross Group, L.P. on December 5, 2011, reporting the amount of securities beneficially owned as of December 1, 2011. WL Ross Group, L.P., as the managing member of the general partner of each of WLR Recovery Fund IV, L.P., WLR Recovery Fund III, L.P., WLR/GS Master Co-Investment, L.P. and WLR AGO Co-Invest, L.P. (collectively, the Principal Funds), and the entity party to that certain Parallel Investment Agreement with the general partner of WLR IV Parallel ESC, L.P. (the ESC and together with the Principal Funds, the Funds), may be deemed to have shared voting and shared dispositive power over 19,835,370 shares held directly by the Funds. Wilbur L. Ross, Jr. has sole voting and sole dispositive power of 16,294 shares and, in his capacity as managing member of the general partner of WL Ross Group, L.P., may be deemed to have shared voting and shared dispositive power over the 19,835,370 shares held directly by the Funds.

(2)
Based on a Schedule 13G/A filed by Wellington Management Company, LLP on February 14, 2012, reporting the amount of securities beneficially owned as of December 31, 2011. Wellington Management Company, LLP has shared voting power over 15,677,825 shares and shared dispositive power over 17,435,357 shares.

(3)
Based on a Schedule 13G/A filed by FMR LLC on February 14, 2012, reporting the amount of securities beneficially owned as of December 31, 2011. FMR LLC has sole power to vote over 3,700 shares and sole dispositive power over 12,567,633 shares.

(4)
Based on a Schedule 13G filed by Putnam Investments, LLC d/b/a Putnam Investments on behalf of itself and Putnam Investment Management, LLC and the Putnam Advisory Company, LLC (collectively Putnam Investments) on February 14, 2012 reporting the amount of securities beneficially owned as of December 31, 2011. Putnam Investments has sole power to vote over 215,241 shares and sole dispositive power over 11,839,400 shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Assured Guaranty executive compensation program is designed to reward senior management for effectively building shareholder value and to align compensation with the long-term interests of our shareholders. In 2011, the Compensation Committee of our Board of Directors implemented changes to our executive compensation program in order to:

      •
      Enhance the performance motivation of our named executive officers (whom we refer to as executive officers), by more directly linking 2012 equity compensation awards to the price of our Common Shares, requiring share price hurdles to be achieved prior to vesting and providing for possible increased compensation if hurdles above a target level are attained

      •
      Increase the retention power of our executive compensation program by making equity grants forfeitable upon retirement, such that certain of our executive officers (including our Chief Executive Officer) who are retirement-eligible will have an incentive to remain at our Company

      •
      Enhance focus on performance-based compensation by lowering non-performance-based compensation such as perquisites

Results of Say-on-Pay Vote

In May 2011, we held a shareholder advisory vote on the compensation of our named executive officers. Our shareholders approved the compensation of our executive officers by a significant margin, with over 80% of shareholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs following this vote, we sought to link even more strongly our compensation to our operating objectives and the enhancement of shareholder value. As a result, the Compensation Committee decided to retain our general philosophy regarding executive compensation, while instituting the changes to our executive compensation program described below.

2011 Overview

Assured Guaranty's 2011 results were strong in a year marked by uncertainty about our financial strength ratings, persistent problems in the economy, a steep decline in municipal issuance, and delayed recovery in the structured and international infrastructure finance markets. While these obstacles materially affected our production and stock price, we were able to deliver on several of our key priorities for the year:

      •
      Maintain high financial strength ratings
      •
      Strengthen and manage our capital
      •
      Mitigate our losses
      •
      Develop new business opportunities while maintaining credit quality

Key Measures

Our performance on key measures (which constitute financial measures not in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and which non-GAAP financial measures are discussed in greater detail in this proxy statement on page 60) compared to our results in the last two years is shown below:

Performance Measures	2009(1)	2010	2011

Operating income	$282.2 million	$664.1 million	$604.4 million

Operating income per diluted share	$ 2.18	$ 3.51	$ 3.26

Operating shareholders' equity per share	$ 22.44	$ 25.88	$ 28.91

Operating return on equity (ROE)	8.7%	14.9%	12.1%

Adjusted book value (ABV) per share	$ 48.26	$ 48.92	$ 49.32

PVP (present value of new business production)	$640.2 million	$362.7 million	$242.7 million

Operating expenses(2)	$197.5 million	$263.7 million	$231.4 million

(1)
Includes six months of results of Assured Guaranty Municipal Holdings Inc., which Assured Guaranty acquired on July 1, 2009.

(2)
Amounts exclude income and expenses from ceding commissions, deferred costs and certain other charges.

In 2011, we achieved or exceeded most of the financial aspects of our CEO and senior management performance goals, as set out in the table below.

Performance Measures	2011 Goals	2011 Results	Performance vs. Goal

Operating income	$596.2 million	$604.4 million	Exceeds

Operating income per diluted share	$ 3.24	$ 3.26	Exceeds

Operating shareholders' equity per share	$ 28.63	$ 28.91	Exceeds

Operating ROE	12.0%	12.1%	Exceeds

ABV per share	$ 51.59	$ 49.32	Below Target

PVP	$610.5 million	$242.7 million	Below Target

Operating expenses	$267.1 million	$231.4 million	Exceeds

For two of the 2011 management performance goals, PVP and ABV per share, we were below target due to the persistent global economic uncertainty, the steep decline in the issuance of new bonds in the public finance market, the delayed recovery in the structured and infrastructure finance markets and, significantly, due to Standard & Poor's (S&P) proposing new bond insurance rating criteria in January 2011, which caused our financial strength ratings to be uncertain for much of the year.

      •
      S&P noted in January 2011 that the ratings of investment grade bond insurers (such as our subsidiaries AGM and AGC) could be downgraded by one or more rating categories if the proposed criteria were adopted, unless those bond insurers raised additional capital or reduced risk.

      •
      When S&P released its final criteria in August 2011, the criteria contained a new "largest obligor test" that had not been included in the January 2011 proposal, which had the effect of significantly reducing our allowed single risk limits and limiting our rating.

      •
      S&P subsequently changed the outlooks on AGM and AGC's ratings to negative in August 2011 and placed the ratings on CreditWatch negative in September 2011.

      •
      S&P did not assign AGM and AGC stable ratings of AA- until November 2011.

For PVP, the goal was established in November 2010, after S&P had assigned AGM and AGC financial strength ratings of AA+ (stable outlook) in October 2010. The Compensation Committee noted that our Company did not relax its credit or pricing standards to meet the new business production goal. ABV per share did improve slightly from 2010, but was below target due to the lower than expected amounts of new public finance, structured finance and infrastructure business written.

Total Shareholder Return (TSR)

The TSR on our Common Shares has underperformed the S&P 500 Financial Index on a 1-year basis, but outperformed it on a 3- and 5-year basis, as well as in 2012, through March 12, 2012.

	1/1/2012 – 3/12/12	1 year (2011)	3 years (2009-2011)	5 years (2006-2011)

S&P 500 Financial Index	14.3%	-17.0%	9.1%	-60.2%

Assured Guaranty Ltd.	34.5%	-24.8%	19.7%	-47.7%

The following compares the dollar change in the cumulative TSR on our Common Shares from December 31, 2006 through March 12, 2012, as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's 500 Financials Index. The graph and table depict the value on December 31, 2006, 2007, 2008, 2009, 2010 and 2011, as well as on March 12, 2012, of a $100 investment made on December 31, 2006, with all dividends reinvested:

	Assured Guaranty	S&P 500 Index	S&P 500 Financial Index

December 31, 2006	$100.00	$100.00	$100.00

December 31, 2007	100.39	105.49	81.48

December 31, 2008	43.71	66.46	36.44

December 31, 2009	84.65	84.06	42.73

December 31, 2010	69.56	96.71	47.93

December 31, 2011	52.32	98.76	39.77

March 12, 2012	70.37	108.14	45.46

Source: Bloomberg

In making its compensation decisions in February 2012, the Compensation Committee rewarded our CEO and other executive officers for achieving or exceeding most of the financial aspects of the performance goals. However, due to the substantial shortfall in PVP results, as compared to the 2011 goal, the low TSR on our Common Shares and S&P's downgrade of our financial strength ratings, the Compensation Committee did determine it was appropriate to lower the annual cash incentive of the CEO and the other executive officers as a group.

Assured Guaranty Compensation Program

Assured Guaranty's pay program is designed to reward achievement of goals and to attract, retain and motivate our leaders. The components of our 2011 annual compensation are:

Component		Description

Base Salary		Competitive fixed pay based on responsibilities, skill set and experience

	Annual Cash Incentive	Annual cash reward for performance against annual goals as well as for progress against strategic initiatives that we expect to drive our growth over the moderate to long term

Performance-vested cash awards under our Performance Retention Plan
• Amounts distributable are contingent on future financial
	Deferred	performance over a 4-year performance period
	Cash	• Payment may be higher or lower, as determined by a
	Incentive	weighting based 50% on the change in our ABV per share and 50% on our operating ROE
Incentive Compensation		• Payments for executive officers are forfeited if ABV per share declines and operating ROE is not at least 3% on average for each year in the performance period

For awards granted in 2012 based on 2011 performance:
Long-Term
	Equity	75% of the equity awards granted to the executive officers vest
	Incentives	based on our Company achieving a minimum share price
25% of the equity awards granted to the executive officers vest at the end of a 3-year period and, subject to customary exceptions, are forfeited if the officer is not employed at the time of vesting

See page 46 of this proxy statement for a discussion of the compensation mix.

New Developments

The Compensation Committee of our Board of Directors and management have made significant changes to our executive compensation program in order to strengthen the linkage between pay and long-term Company performance and to align more closely executive officer and shareholder interests. Previously, the value of certain components of our incentive compensation was derived from our share price, but certain components also had value without any appreciation in the share price. We have shifted more towards performance-based compensation that only vests if certain hurdles are reached, as described in more detail below, which further aligns executive pay and Company performance. The changes reflect input from our shareholders, proxy advisor groups and compensation consultants, are effective beginning with awards granted in February 2012 and apply to all our executive officers.

The key changes to our executive compensation are set forth in the table below:

What Changed	Why and How It Changed

Performance share units (PSUs), with vesting tied to share price, were added to our equity award package	50% of the equity awards granted to the executive officers consisted of PSUs; the CEO received a two-year award.

Each PSU represents a contingent right to receive one Common Share of the Company. The PSUs do not have voting rights but will receive dividends only upon and to the extent of vesting.
Generally, the PSUs vest at the end of a 3-year performance period based on our Common Share price using the highest 40-day average share price during the 2012-2014 performance period as follows:
• 0% if the share price does not reach $18
• 35% if the share price reaches $18
• 100% if the share price reaches $24
• 200% if the share price reaches $30
If the share price is between the specified levels, the vesting level will be interpolated accordingly.

The share price hurdles were intended to constitute meaningful performance requirements. In the 40-day period prior to the February 9, 2012 grant date, the average share price was $14.80. The Compensation Committee used $14.42, the 40-day average stock price as of February 3, 2012, when making their award decisions.

The PSUs provide upside potential if the share price rises, while providing no benefit if the share price does not improve or if the holder ceases to be employed by our Company. Therefore, they provide motivation for the executive officers to work diligently to increase share price and to remain employed by our Company through the performance period.

Performance stock options, with vesting tied to share price, were added to our equity award package	25% of the equity awards granted to the executive officers consisted of performance stock options; the CEO received a two-year award.

The options, with limited exceptions, become exercisable at the end of a 3-year performance period based on our Common Share price using the highest 40-day average share price during the performance period as follows:
• 0% if the share price does not reach $18
• 35% if the share price reaches $18
• 50% if the share price reaches $24
• 100% if the share price reaches $30
If the share price is between the specified levels, the vesting level will be interpolated accordingly.

What Changed	Why and How It Changed

Performance stock options (continued)	The value of these options is directly contingent on our share price – more options can be exercised as the share price rises, and they cannot be exercised if the share price does not improve or if the holder ceases to be employed by our Company. Therefore, they provide an incentive for the executive officers to focus on increasing our share price, thereby aligning executive interests with shareholder interests, and remain employed by our Company through the performance period.

Three year vesting for restricted stock units (RSUs)	25% of the equity awards granted to the executive officers consisted of RSUs that vest 100% on the 3rd anniversary of the grant date; the CEO received a two-year award.

This component of the compensation package provides some certainty to the executive officers as to a portion of their equity award. At the same time, because the RSUs do not vest at all prior to the 3rd anniversary, and are forfeited if the holder is not employed at our Company at that time, they encourage the executive officers to remain with our Company.

Employment agreements terminated	Our Company and our executive officers agreed to eliminate evergreen employment agreements, which required the approval of the executive officer for amendments.
• This action gives the Compensation Committee greater flexibility to make changes to executive compensation

•

As part of ending the use of employment agreements, the executive officers waived certain significant rights under the employment agreements, including rights to certain equity vesting in the event of retirement and other terminations

Severance policy adopted to replace employment agreement provisions	The benefits may be amended or terminated by our Board of Directors and do not require executive officer consent (except that the current CEO, Chief Operating Officer, General Counsel and Chief Financial Officer must consent if the change adversely affects their rights or benefits).

Key differences include 1x base salary plus average annual bonus paid over the previous 3-year period, rather than 2x base salary, as severance benefit for involuntary termination without cause and voluntary termination for good reason

Perquisite policy adopted to replace employment agreement provisions	The perquisites may be amended or terminated by the Compensation Committee and do not require executive officer consent. The perquisites that were eliminated were:
• Executive medical coverage
• U.S. club dues

 Other Recently Adopted Best Practices

What Changed	Why and How It Changed

Eliminated tax gross-ups	Consistent with best practices, the executive officers waived tax gross-ups for certain tax liabilities
• Federal excise tax upon a change in control • Federal Insurance Contributions Act (FICA) tax • Tax gross-up on Bermuda housing allowance

Eliminated accelerated vesting equity upon a change in control	Consistent with best practices, the executive officers waived "single trigger" accelerated vesting of stock-based awards granted on or after April 2011 upon a change in control

Eliminated voluntary termination benefits upon a change in control	Consistent with best practices, the executive officers waived certain payments and benefits following a voluntary termination, other than for good reason, within a specified period following a change of control

The revised compensation program is intended to retain management and provide strong alignment between the executive officers and shareholders by increasing motivation with upside potential for superior executive achievements.

Performance-vesting Equity

The following chart illustrates the mechanics of the 40-day average stock price hurdles which must be achieved in order for 75% of the long-term incentive compensation awarded to the executive officers to vest.

Performance Metrics

The following chart summarizes the performance metrics used among our different incentive plans and the time frame for each. The metrics and time horizons are intended to reward performance without relying solely on any one metric or time horizon:

Pay Element		Number of Years in Performance Measurement Period				Vested Amount	Sample Performance Metrics

		1	2	3	4

							•	Operating income
							•	Operating ROE
Cash	Annual Bonus					—	•	PVP
Incentive							•	Strategic goals (capital, ratings, new business development, loss mitigation)

Performance	Initial 25% of Award						•	Adjusted book value

Retention	Next 25% of Award					—	•	Operating ROE

Plan (PRP)	Final 50% of Award

	Price-Vesting PSUs					0%-200% of grant value	•	Stock price

Long-Term Incentive Plan(1)	Price-Vesting Performance Stock Options					Up to 100%	•	Stock price

	RSUs					100%	•	Not applicable; no performance metrics

(1)
For awards granted beginning in February 2012

CEO Compensation

In February 2012, the Compensation Committee determined to restructure Mr. Frederico's compensation arrangements so as to increase the retention value of the pay mix and also to encourage him further to build long-term shareholder value. Accordingly, as part of the compensation package set out in greater detail in the table below:

  •
  The aggregate equity award covers a period of two years in order to motivate Mr. Frederico to remain with our Company; the Compensation Committee does not intend to consider him for another equity award until February 2014

  •
  75% of the equity award does not vest at all unless a minimum share price is achieved and 25% does not vest until the end of three years

  •
  If Mr. Frederico, who is 59 years old, were to retire before February 9, 2015, the third anniversary of the grant date, all of the PSUs, the performance stock options and the RSUs would be forfeited; previously, under the terms of Mr. Frederico's employment agreement, equity awards would have continued to vest after retirement

  •
  The cash payable with respect to the PRP awards are contingent on future financial performance over a four-year performance period

It is important to recognize that the compensation package presented in the table below is different from the SEC-required disclosure in the "Summary Compensation Table" and is not a substitute for the information in that table (shown on page 61). Rather, it is intended to show how the Compensation Committee linked the CEO's compensation and its components to our performance results for the prior year.

		February 2012 Decision		February 2011 Decision

Fixed Compensation—Base Salary		$900,000		$900,000

	Annual Cash Incentive	$3,200,000		$3,600,000

	Performance-Based Deferred Cash Incentive (PRP)	$1,500,000		$1,700,000

Incentive Compensation	Performance-Based Equity (75%)	2 year Grant	Portion Attributable to 2011	N/A

		$3,750,000 Compensation Committee target value	$1,875,000 Compensation Committee target value

	Time-Based Equity (RSUs) (25%)	2 year Grant	Portion Attributable to 2011	$2,364,800(1)

		$1,250,000 Compensation Committee target value	$625,000 Compensation Committee target value

	TOTAL INCENTIVE COMPENSATION	$7,200,000 attributable to 2011		$7,664,800 attributable to 2010

TOTAL DIRECT COMPENSATION		$8,100,000 attributable to 2011		$8,564,800 attributable to 2010

(1)
The RSUs granted in February 2011 were valued based on our Common Share closing price of $14.78 on February 9, 2011, the date of grant.

In February 2012, the Compensation Committee granted Mr. Frederico a two-year incentive comprised of performance-based and time-based equity, contemplating an aggregate target value of $5 million: 50% in the form of performance stock units, 25% in the form of performance stock options and 25% in the form of restricted stock units. He will not be considered for another equity award until February 2014.

In aggregate, Mr. Frederico was granted 112,923 PSUs, 184,910 performance stock options and 86,697 RSUs.

  •
  The specific grants were determined based on a calculation using a methodology recommended by Cook, the Compensation Committee's independent compensation consultant.

  •
  Cook's methodology utilizes the average closing price of one of our Common Shares during the 40-day period prior to February 3, 2012, which was a date in close proximity to the February 9, 2012 equity grant date.

  •
  Use of the 40-day average stock price, which was $14.42 as of February 3, 2012, was intended to mitigate the impact of stock price volatility on the number of shares granted. Specifically, the use of an average ensures that the executive officer does not receive more compensation potential due to a larger number of shares being granted as a result of a sharp decline in our stock price on the date of grant. Conversely, the executive officer is not negatively impacted by a sharp increase in our stock price on the date of grant, which would result in a smaller number of shares being granted and a reduction in the value of potential compensation earned.

Cook's use of an average stock price to determine the number of shares to grant differs from the U.S. GAAP approach of solely using the stock price on the date of grant. Under U.S. GAAP:

  •
  the PSUs are valued based on a Monte-Carlo simulation model value of $27.35

  •
  the performance stock options are valued based on a Monte-Carlo simulation model value of $7.84

  •
  the RSUs are valued based on our Common Share closing price of $17.44 on February 9, 2012

The following sets forth the grant day value of Mr. Frederico's equity under U.S. GAAP:

	Equity Granted	Value per Share	U.S. GAAP Value

PSUs	112,923	$27.35	$3,088,444

Performance Stock Options	184,910	$7.84	$1,449,694

RSUs	86,697	$17.44	$1,511,996

TOTAL			$6,050,134

In the 2011 Summary Compensation Table, we will report the value of the grants using U.S. GAAP. Because the Common Share closing price on February 9, 2012 was higher than the 40-day average stock price as of February 3, 2012, the total value of the equity awards under U.S. GAAP is $6,050,134, which is higher than the target value of $5,000,000.

Under U.S. GAAP, Mr. Frederico's total incentive compensation for 2011, as adjusted by 50% due to the two year nature of the equity awards, is $7,725,067, and represents minimal variance of 0.8% from his total variable compensation for 2010 of $7,664,800.

In the sections that follow, we discuss:

  •
  Compensation decisions for our executive officers for their performance in 2011

  •
  Assured Guaranty's executive compensation philosophy and process

  •
  Governance: the roles and responsibilities of the parties involved in the decision-making processes related to the development of our executive compensation programs

COMPENSATION DECISIONS

In 2011, the Compensation Committee allocated each pay component based on our results for the year, including the achievement of the specific financial performance goals contained in the business plan that our Board of Directors approves each year, the individual performance of the executive officer and market considerations. The difficulty of achieving each component of the financial performance goals and other individual performance goals varies. In the aggregate, the Compensation Committee viewed the financial performance goals and other individual performance goals as significant, but attainable, challenges for the CEO and the other executive officers.

To more closely link executive officer compensation to our longer-term operating and stock performance, the Compensation Committee determined to decrease the cash component of executive officer compensation and to increase the equity component of long-term incentive compensation.

In addition, although we performed well despite challenges on multiple fronts, the Compensation Committee did note that in 2011, the TSR on our Common Shares underperformed the S&P 500 Financial Benchmark on a 1-year basis, we did not meet the PVP or ABV per share components of the 2011 management performance goals, and S&P did downgrade our financial strength ratings. Accordingly (after giving effect to an adjustment to Mr. Frederico's two-year equity grant by reducing it by 50%), the Compensation Committee decreased our employees' overall incentive compensation for 2011 by 10% compared to 2010.

Compensation Mix

Most of the pay of our executive officers is variable and, as the charts below depict, the variable compensation involves multiple long-term incentive components with different metrics and time horizons, most of the variable compensation is performance-based and, of the performance-based compensation, a majority of that is in the form of equity. The proportions of each variable pay component, shown below for the performance year 2011, may change in the future based on market or performance considerations.

CEO	Other Executive Officers

Individual Compensation Analysis

In determining the compensation for each named executive officer, the main factors taken into account by the Compensation Committee were:

  •
  The performance of our Company

  •
  Achievement of identified objectives in the officer's areas of responsibility that are intended to achieve our Company's goals

  •
  Quick and effective responses to unanticipated opportunities or challenges

  •
  Cooperation as a team to achieve our Company's goals

  •
  Demonstration of ethical behavior in compliance with current legal and regulatory standards

Dominic J. Frederico, President and Chief Executive Officer

The Compensation Committee credited Mr. Frederico for having achieved most of the financial performance goals under difficult market conditions. In particular, they noted that Mr. Frederico continued to demonstrate strong strategic vision and leadership with the following achievements:

  •
  Produced strong financial results.  In 2011, we were able to report near-record operating income and operating income per share as well as growth in operating shareholders' equity per share and ABV per share. Shareholders' equity per share increased 27.4% over 2010 and operating shareholders' equity per share increased 11.7%. ABV per share increased to $49.32, compared with $48.92 for year-end 2010.

  •
  Maintained high financial strength ratings.  Mr. Frederico took appropriate steps to address the ratings uncertainty that continued throughout 2011 and ultimately was able to maintain strong financial strength ratings for our Company in the double-A category.

    o
    Despite the threat that S&P would downgrade our financial strength ratings by one or more rating categories, as a result of new bond insurance rating criteria, Mr. Frederico successfully limited the lowering of the ratings of AGM and AGC from AA+ to AA- and AGM and AGC were able to achieve a stable outlook on the ratings.

    o
    The Compensation Committee recognized that Mr. Frederico and his management team expended much time and effort in analyzing the implications of the revised criteria and crafting strategic responses to maintain our high financial strength ratings and believed that the final outcome represented a significant improvement over the prospects that raised concern in the marketplace when S&P first announced its potential changes to the bond insurer criteria.

  •
  Improved our rating agency capital position in a cost-effective manner.

    o
    Mr. Frederico had oversight over our Company negotiating and entering into a $435 million excess of loss reinsurance facility that provided us with additional rating agency capital credit. The negotiations took place in 2011 and the facility was entered into in January 2012.

    o
    Mr. Frederico supervised our Company increasing capital under rating agency capital models by agreeing to terminate

      •
      credit default swaps with net par of $11.5 billion, resulting in $24.7 million in accelerated revenues

          •
          several credit default swap contracts referencing commercial mortgage-backed securities, which carried high rating agency capital charges, for a payment of $22.5 million in 2011.

  •
  Mitigated our losses.  Mr. Frederico led our Company in developing effective risk remediation strategies to lower losses, including recovery litigation and settlements, pursuing additional mortgage repurchases, completing servicing transfers, terminating exposures on structured finance risks, and purchasing insured securities. We have also been active in mitigating losses on public finance exposures, including in respect of Harrisburg, Pennsylvania and Jefferson County, Alabama.

    o
    Mr. Frederico was responsible for our Company entering into an agreement with Bank of America (BofA) covering 29 residential mortgage-backed securities (RMBS) transactions insured by Assured Guaranty, as to which BofA has paid $1,042.7 million in 2011 related to 8 covered second lien transactions and is obligated to pay another $57.3 million by March 2012, and under which BofA must reimburse us 80% of claims we pay on 21 first lien transactions, until aggregate collateral losses on such transactions reach $6.6 billion.

    o
    Mr. Frederico had oversight over the following accomplishments:

      •
      through December 31, 2011, causing representation and warranty (R&W) providers to pay or agree to pay approximately $2.4 billion in respect of their R&W liabilities; of this, $1.8 billion are payments made or to be made directly to us pursuant to agreements (e.g., the Bank of America agreement described above) and approximately $595.8 million are amounts paid (or committed to be paid) into the relevant RMBS transactions pursuant to the transaction documents

      •
      for approximately $3.2 billion mortgage balance of mortgage loans underlying securities we have guaranteed, causing the servicing to be transferred to a new servicer or the mortgage loans to be placed into special servicing arrangements

      •
      purchasing attractively priced below investment grade obligations we already insured in order to mitigate losses, which has resulted in a reduction to expected losses of $429.1 million as of December 31, 2011

  •
  Underwrote new business.  Despite challenges, under Mr. Frederico's leadership our Company achieved $242.7 million of PVP in 2011 and continued to be the only financial guaranty insurer actively writing new business.

    o
    Despite ratings uncertainty and a 34% decline in the U.S. public finance market in 2011 compared to 2010, we insured 12.1% of the number of new issue transactions in that market and 5.3% of the amount of new issue par sold. For issuances with single-A underlying credit quality, which is our principal target market, we guaranteed 37.8% of the number of transactions sold and 15.8% of the related par.

      o
      In the international infrastructure sector, we closed our first significant transaction in over two years, when we replaced another guarantor on a UK Private Finance Initiative bond issue.

      o
      In the structured finance sector, we closed our first broadly distributed transaction since the third quarter of 2010 and also consummated a transaction in which we guaranteed a facility created to provide regulatory capital associated with life insurance reserve requirements.

      o
      We increased value through other means, including canceling assumed reinsurance for a gain of $8.1 million and canceling ceded reinsurance for a gain of $24.1 million. In January 2012, we entered into a three-part agreement with Radian Asset Assurance Inc. which we had been negotiating since 2011, under which we received a total of $108 million for reassuming $12.9 billion of ceded risk and reinsuring $1.8 billion of public finance par and agreed to acquire, subject to regulatory approval, Municipal and Infrastructure Assurance Corporation.

      o
      We have begun to sell insurance through The MuniCenter as well as through a program of purchasing uninsured municipal bonds and selling them insured in the secondary market.

      o
      Despite the obstacles we faced in writing new business, we continue to maintain our underwriting discipline. The average rating of our net portfolio is A+, the same as in 2010. New business written in the public finance, infrastructure and structured finance sectors is high quality.

Other Executive Officers

The CEO's recommendations for the other executive officers are based on his review of performance and our pay mix principles. The following highlights the specific individual and business achievements considered by the CEO when making his pay recommendations to the Compensation Committee.

The Compensation Committee also considers overall performance of our Company when approving the compensation recommendations. In particular, in making its compensation decisions in February 2012, the Compensation Committee rewarded our executive officers for achieving or exceeding most of the financial aspects of the performance goals. However, due to the substantial shortfall in PVP results, as compared to the 2011 goal, the low TSR on our Common Shares and S&P's downgrade of our financial strength ratings, the Compensation Committee determined it was appropriate to lower the annual cash incentive of the executive officers as a group.

James M. Michener, General Counsel

All legal, corporate governance and human resources functions performed well under Mr. Michener in 2011:

  •
  Mr. Michener was instrumental in drafting and negotiating the documentation for our Company's agreement with Bank of America and our $435 million excess of loss reinsurance facility

  •
  Mr. Michener was responsible for initiating several litigation matters, both in respect of our RMBS claims and its exposures to Harrisburg, Pennsylvania and Jefferson County, Alabama exposures

  •
  Mr. Michener provided sound advice to senior management and the Board of Directors on key legal and governance matters

Robert B. Mills, Chief Operating Officer

All corporate administration and internal audit functions performed well under Mr. Mills in 2011:

  •
  After Mr. Mills was promoted to Chief Operating Officer, he assumed oversight responsibility for our RMBS servicing efforts

  •
  Mr. Mills was integral to the evaluation of several strategic transactions for our Company, including the three-part agreement with Radian Asset Assurance

  •
  Mr. Mills was responsible for the completion of the integration of the accounting systems of Assured Guaranty and Financial Security Assurance Inc.

  •
  Mr. Mills supervised our efforts to analyze and comply with new solvency requirements in the United Kingdom

Robert A. Bailenson, Chief Financial Officer

All finance and accounting functions performed well under Mr. Bailenson in 2011:

  •
  Although in 2011 we restated our financial results for the years ended December 31, 2009 and 2010, and each of the previously issued quarters of 2010 and 2011, due to errors in intercompany eliminations resulting from a technical requirement under accounting rules to consolidate certain financial guaranty variable interest entities that have issued debt that we guaranteed, we were able to disclose and implement the restatement without any material negative effect on our Company

  •
  Mr. Bailenson was instrumental in negotiating our agreement with Bank of America and also developed and received approval of the methodology for accounting for this agreement

  •
  Mr. Bailenson led our negotiation of our $435 million excess of loss reinsurance facility and our agreement with Radian Asset Assurance

Summary

The Compensation Committee's February 2012 decisions for the executive officers are reflected in the table below:

		James M. Michener	Robert B. Mills	Robert A. Bailenson

Fixed Compensation—2011 Base Salary		$450,000	$520,000	$375,000(2)

	Annual Cash Incentive	$800,000	$700,000	$700,000

	Performance-Based Deferred Cash Incentive (PRP)	$800,000	$600,000	$600,000

Incentive Compensation	Performance-Based Equity (75%)(1)	$300,000 Compensation Committee target value	$187,500 Compensation Committee target value	$225,000 Compensation Committee target value

	TOTAL PERFORMANCE-BASED COMPENSATION(1)	$1,100,000	$787,500	$825,000

	Time-Based Equity (RSUs) (25%)	$100,000 Compensation Committee target value	$62,500 Compensation Committee target value	$75,000 Compensation Committee target value

	TOTAL INCENTIVE COMPENSATION(1)	$2,000,000 (down 16% from previous year)	$1,550,000 (down 29% from previous year)	$1,600,000 (up 9% from previous year)

2011 TOTAL DIRECT COMPENSATION		$2,450,000 (down 14% from previous year)	$2,070,000 (down 23% from previous year)	$1,975,000 (up 7% from previous year)

(1)
Amounts reflect the Compensation Committee's target value of performance-based equity and the time-based equity granted. See pages 44 – 45 above for additional detail.

(2)
In February 2012, the Compensation Committee increased Mr. Bailenson's base salary for 2012 to $425,000. The base salaries for Mr. Michener and Mr. Mills did not change.

The grant day value of the executive officers' equity using the U.S. GAAP approach is as follows:

	James M. Michener		Robert B. Mills		Robert A. Bailenson

	Equity Granted (#)	U.S. GAAP Value ($)	Equity Granted (#)	U.S. GAAP Value ($)	Equity Granted (#)	U.S. GAAP Value ($)

PSUs	9,032	$247,025	5,645	$154,391	6,774	$185,269

Performance Stock Options	14,792	$115,969	9,245	$72,481	11,094	$ 86,977

RSUs	6,936	$120,964	4,335	$75,602	5,202	$ 90,723

TOTAL		$483,958		$302,474		$362,969

Because Séan McCarthy, our former Chief Operating Officer, left our Company on March 31, 2011, he did not receive any variable incentive compensation for 2011 performance. Therefore, he is not included in any of the tables in this Compensation Discussion and Analysis relating to compensation which the Compensation Committee awarded in February 2012 for 2011 performance. In February 2012, the Board designated three additional officers of our Company as executive officers. However, since none of these individuals was an executive officer in 2011, their compensation is not specifically discussed in this proxy statement.

In addition, the executive officers received cash distributions in March 2012 resulting from PRP awards granted in February 2008, 2009 and 2010 that vested on December 31, 2011.

For any given installment of a PRP grant, the cash payout is determined as follows:

  •
  The principal amount granted is divided into three installments

  •
  For the relevant installment, the portion of principal associated with such installment and the performance period relating to such installment, are set out in the terms of the award

  •
  The change in the ABV per share for the relevant performance period is determined

  •
  The operating ROE for the relevant performance period is determined

  •
  The sum of 50% of the change in the ABV per share and of 50% of the operating ROE is calculated

  •
  The award payment is the product of (i) the sum of 1 plus 50% of the percentage change in the ABV per share plus 50% of the operating ROE multiplied by (ii) the portion of principal associated with the installment multiplied by (iii) the principal amount granted

For the executive officers, no amount is payable if the growth in our ABV per share for the applicable performance period is negative and if our operating ROE is not at least 3% on average for each year in the applicable performance period. However, if, in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, and the executive officer remains employed at our Company, than the executive officer will receive the forfeited payment.

The following table sets forth the calculation of the payments on the installments of the PRP awards granted in February 2008, 2009 and 2010 that vested on December 31, 2011:

	Performance Period
			Portion of Principal Associated with Installment
Grant Date	Beginning Date	End Date		Change in ABV per Share	Operating ROE	50% of ABV per Share + 50% of Operating ROE

February 2008	January 1, 2008	December 31, 2011	50%	17.7%	44.3%	31.0%

February 2009	January 1, 2009	December 31, 2011	25%	17.5%	40.9%	29.2%

February 2010	January 1, 2010	December 31, 2011	25%	2.2%	27.0%	14.6%

Applying these percentages to the executive officers' respective grants resulted in the following individual PRP payouts for amounts vested on December 31, 2011:

PRP Payouts from February 2008, 2009 and 2010 Awards

Dominic J. Frederico	$2,151,225

James M. Michener	$1,008,625

Robert B. Mills	$ 972,000

Robert A. Bailenson	$ 371,150

Executive Compensation Comparison Group

The Compensation Committee examined pay data for a group of 15 companies to review pay practices and competitive practice.

Allied World Assurance	W.R. Berkley Corporation	Partner Re
Alterra Capital Holdings	Everest Re Group	Platinum Underwriters
Arch Capital Group	Markel Insurance Company	Radian Group
Aspen Insurance Holdings	MBIA	RenaissanceRe Holdings
Axis Capital Holdings	MGIC Investment Corporation	XL Capital

Based on advice from Cook, the sample group was substantially expanded in 2009 from prior years, with further modifications made in November 2011, to reflect the changes in the financial guaranty industry. According to Cook, aggregate equity grants tend to be similar among broader groups of companies that have similarities in size, Bermuda location, business and structure. The larger group provides more data for comparison purposes than the sample group of financial guaranty companies we used in prior years.

Cook also noted that Assured Guaranty is the only financial guaranty insurer still writing new business today, and that the company sample suffers from "survivorship bias" because financial guaranty insurers that had been in our company sample, but which are no longer active in writing new business or rated by the rating agencies, have been replaced in recent years.

The Compensation Committee does not expect the TSR of the comparison group to be particularly relevant to our TSR, since most of the companies are not in the same segment of the insurance industry as Assured Guaranty, are not involved in credit enhancement, do not have the same business model as we do, face the same challenges or have the same opportunities.

Cook met with members of the Compensation Committee and the Chairman of the Board in December 2011 and January 2012 to review the comparison group and performance statistics and executive compensation trends. The Compensation Committee compared our executive compensation to the executive compensation at the sample group using 2010 data, the most recent data available. Our 2010 assets were above the 75th percentile of the sample group, net income was between the median and 75th percentile, revenue and market capitalization were between the 25th percentile and the median, and the number of employees was below the 25th percentile.

COMPENSATION PHILOSOPHY

Assured Guaranty's compensation philosophy is grounded in the concept of attracting and retaining business leaders who can drive financial and strategic growth objectives intended to build long-term shareholder value. Our compensation programs have a long-term focus and are designed with the guiding principles of pay for performance, accountability for short and long-term performance, and alignment to shareholder interests.

Program Feature	Guiding Principles

Pay Level	Provide competitive opportunities for pay commensurate with job scope, required talent, and performance

Pay Mix	Use a mix of fixed and incentive compensation with different time horizons and payout form (cash and stock) to reward annual and sustained performance over the long term

Performance Measurement	Assess performance from both a financial and a non-financial perspective, with a wide range of performance measures, including compliance and control measures
Encourage balanced performance and discourage excessive risk taking or undue leverage by avoiding too much emphasis on any one metric or short-term performance
Use judgment and discretion when making pay decisions to avoid relying solely on rigid formulaic designs, taking into account both what was accomplished and how it was accomplished

Ownership	Require executive officers to have significant long-term ownership of Company shares

COMPENSATION PROCESS

The Compensation Committee works very closely with its independent consultant Cook, the Chairman of the Board and management to examine pay and performance matters throughout the year. In 2011 and 2012, the Compensation Committee and the Chairman of the Board met with Cook on nine occasions with and without management present. These meetings facilitated the Compensation Committee's decisions with respect to the re-design of the executive compensation program, as well as compensation for the CEO and other executive officers.

The Compensation Committee conducts in-depth reviews of performance and then applies judgment to make compensation decisions, rather than relying solely on formulaic results to calculate incentive award payouts. The Compensation Committee believes its process, described below, is an effective way to assess the quality of performance, risk management and leadership demonstrated by Mr. Frederico and his senior management team.

Each year, the Compensation Committee:

    •
    Reviews and approves the metrics and goals in our performance framework and the executive officer performance goals for the next upcoming year in November

    •
    Reviews corporate performance during the then current year, as well as progress against the executive officer performance goals, in August and November

    •
    Makes executive compensation decisions with respect to the previous year's performance in February

In making its compensation decisions, the Compensation Committee:

    •
    Discusses with the full Board the full-year financial and strategic performance at length, seeking to understand what was accomplished relative to established objectives, how it was accomplished, the quality of the financial results, and strategic positioning for future competitive advantage, and the CEO's and other executive officers' performance

    •
    In conjunction with our independent directors, determines the total compensation amount for the CEO and each of the other executive officers, starting with the prior years' compensation, and making adjustments based on:

      •
      Performance assessments

      •
      Market pay levels and trends

      •
      Input from Cook

      •
      For the other executive officers: the CEO's recommendations, succession planning, and retention considerations

      •
      The strength of the executive team in this unique segment of the insurance industry

    •
    Approves any design changes to the executive compensation program for the upcoming year

The CEO is the principal executive involved with the Compensation Committee in establishing compensation policy and setting the compensation for other executive officers. He generally attends Compensation Committee meetings, and between meetings, the chairman of the Compensation Committee will often speak with the CEO (or the General Counsel) regarding committee and compensation matters.

The Board of Directors has delegated to the CEO the power to approve:

    •
    Routine changes to benefit plans

    •
    New-hire packages for non-executive officers with expected annual compensation below a specified amount

    •
    New-hire equity grants for non-executive officers up to a specified amount of stock options and restricted stock for each new hire. All equity grants authorized by the CEO must be reported to the Compensation Committee at its next meeting

    •
    Routine salary and employment termination arrangements for employees below the top three levels of our Company

 Conclusion

We believe that the total compensation and components of compensation awarded to the executive officers are designed to reward performance and motivate the officers to increase shareholder value and that they are therefore appropriate and in the best interests of our Company and our shareholders. Our strategy requires exceptionally qualified experienced management in senior financial guaranty executive, finance and legal positions. The economic crisis of the last few years has demonstrated the need for experience and the ability to deal with adverse market conditions and take advantage of market opportunities. The Compensation Committee and the other independent directors believe that the various elements of total compensation have worked well together to attract and properly reward management for their performance.

POST-EMPLOYMENT COMPENSATION

Retirement Benefits

We maintain tax-qualified and non-qualified defined contribution retirement plans for our executive officers and other eligible employees. We do not maintain any defined benefit pension plans. All retirement benefits are more fully described under "Potential Payments Upon Termination or Changes in Control" on pages 72 – 73.

Benefit under defined contribution plans	Description

Core contribution	We contribute 6% of each employee's salary and cash bonus compensation, which we refer to as eligible compensation

Company match	We match 100% of the employee's contribution, up to 6% of eligible compensation

Severance

Under the new severance plan we adopted in February 2012:

    •
    Following the executive officer's involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year's salary plus his average bonus amount over the preceding 3-year period.

    •
    The executive officer's receipt of severance benefits is subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination of employment.

Change in Control Benefits

We provide change in control benefits to encourage executives to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a change in control of our Company. We have modified our change in control provisions based on shareholder input and changing market trends:

    •
    All long-term incentive awards granted after April 2011 require employment termination (double-trigger) following a change in control before these awards will vest

    •
    Such awards will vest upon a change in control if the acquirer does not assume the awards

    •
    We no longer provide excise tax reimbursements and gross-up payments in the case of a change in control

Detailed information is provided under "Potential Payments Upon Termination or Change in Control" on pages 70 – 75.

COMPENSATION GOVERNANCE

The Role of the Board's Compensation Committee

The Compensation Committee, comprised solely of independent directors, oversees all aspects of our executive compensation program. The Compensation Committee has responsibility for:

    •
    Establishing executive compensation policies

    •
    Determining the compensation of our CEO

    •
    Reviewing our CEO's compensation recommendations regarding other senior officers and determining appropriate compensation for such officers

Our Board has adopted a Compensation Committee Charter to govern the Compensation Committee's activities. The charter, which may be found on our website at http://assuredguaranty.com/about-us/governance, is reviewed annually by the Compensation Committee. Under its charter, the Compensation Committee is authorized to obtain assistance by retaining compensation, legal, accounting and other expert consultants.

The Role of Independent Consultants

The Compensation Committee has engaged Cook as its independent compensation consultant and considered advice and information from the firm in determining the changes to implement to the executive compensation program and the amount and form of compensation for executive officers. Cook's work for the Compensation Committee has included analyzing our compensation practices in light of best practices, reviewing our sample group of companies, collecting and providing relevant market data, reviewing data and analyses provided by other consultants, and developing alternatives to consider for CEO compensation. Cook's work for our Company in the last six years has been solely on behalf of the Compensation Committee.

In addition, in connection with the revisions to our executive compensation program in 2011, management retained Johnson Associates, Inc. to develop ideas to suggest to the Compensation Committee.

 Executive Officer Recoupment Policy

In February 2009, our Board of Directors adopted the AGL Executive Officer Recoupment Policy, which we refer to as our Recoupment Policy. Under the Recoupment Policy:

    •
    If an executive officer engages in misconduct related to a restatement of our financial results, then the Compensation Committee may rescind the officer's option exercises that occurred within 12 months after the restated period, and also recoup the amount of cash bonus payments to the officer in excess of the amount that would have been paid if the correct financial results had been known to the Compensation Committee at the time of the original bonus award.

    •
    If an executive officer receives incentive compensation based on achievement of a level of objectively quantifiable performance goals, and the level of achievement of those goals is later determined to have been overstated, the Compensation Committee may recoup the amount of any payment in excess of the amount that would have been paid if the correct level of performance had been known. The PRP is an example of an arrangement that requires achievement of objectively quantifiable performance goals.

In 2011, when our Company restated our financial results for the years ended December 31, 2009 and 2010, and each of the previously issued quarters of 2010 and 2011, due to errors in intercompany eliminations for financial guaranty variable interest entities, the restatement caused us also to correct certain unrelated errors of an immaterial nature. As a result, we recalculated the PRP payments to the executive officers using restated operating income and ABV per share for the relevant periods, and recouped $4,775 in the aggregate. Given the technical nature of the restatement, the absence of misconduct and the immaterial changes to operating income, operating shareholders' equity and ABV, the Compensation Committee decided not to recoup any cash bonus payment from 2009 or 2010.

Stock Ownership Guidelines

To demonstrate our commitment to build shareholder value, the Board of Directors has adopted management stock ownership guidelines. The chart below shows the guideline for each executive officer who is still employed by Assured Guaranty and his stock ownership as of March 12, 2012, the record date, using $17.58, the closing price of one of our Common Shares on March 12, 2012. In the case of Mr. Bailenson, his guideline of 2 × salary was increased to 5 × salary in May 2011 upon his promotion to Chief Financial Officer.

Executive Officer	Guideline	Current Ownership

Dominic J. Frederico	7 × Salary	18.2 × Salary

James M. Michener	5 × Salary	6.95 × Salary

Robert B. Mills	5 × Salary	6.74 × Salary

Robert A. Bailenson	5 × Salary	3.53 × Salary

These ownership levels represent shares owned and vested share units credited to Mr. Frederico's, Mr. Michener's and Mr. Bailenson's non-qualified retirement plans. Unvested restricted share units, unvested performance share units and unexercised options do not count towards the guidelines.

Our guidelines do not mandate a time frame by which this ownership must be attained, but each executive officer must retain 100% of his after-tax receipt of Company stock until he reaches his ownership goal. No current executive officer has sold any Company stock since our IPO. Please see "Information About Our Common Share Ownership – How Much Stock is Owned by Directors and Executive Officers" for detailed information on the executive officers' stock ownership.

Hedging Policy

Our stock trading policy prohibits hedging with respect to our stock so as to be consistent with its stock ownership philosophy.

Award Timing

As has been the practice in the past, the Compensation Committee meets during our February board meeting to make executive compensation decisions with respect to the previous year's performance. The Compensation Committee follows this schedule because the February meeting is the earliest practical opportunity to review the prior year's financial results and the performance of the executive officers. At the February board meeting, the Compensation Committee discusses its compensation recommendations with the directors who are not on the Compensation Committee. All independent directors approve executive officer salary increases (if any), cash bonus awards, PRP awards and equity awards. Stock options have been priced at the NYSE closing price of our Company's stock on the day the awards are approved by the Compensation Committee and the other independent directors. The Compensation Committee also finalizes performance targets and measures for the current year at its February meeting.

Tax Treatment

Internal Revenue Code (IRC) Section 162(m) generally limits the deductibility of compensation paid to our executive officers to $1 million during any fiscal year unless such compensation is "performance-based" under Section 162(m). We intend to structure our compensation arrangements in a manner that would comply with Section 162(m). However, the Compensation Committee maintains the flexibility to pay non-deductible compensation if they believe it is in the best interest of our Company and our shareholders.

In addition, IRC Section 409A imposes restrictions on nonqualified deferred compensation plans. We maintain deferred compensation plans for the benefit of our employees, including nonqualified deferred compensation plans that provide for employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans we maintain are intended to satisfy the requirements of section 409A, and we have reviewed and, where appropriate, have amended each of our deferred compensation plans to meet the requirements.

 NON-GAAP FINANCIAL MEASURES

This proxy statement references the following financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP):

operating income	adjusted book value (ABV)
operating shareholders' equity	PVP or present value of new
operating return on equity (operating ROE)	business production

Although the financial measures identified as non-GAAP should not be considered substitutes for GAAP measures, Assured Guaranty's management and Board consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The definitions of the non-GAAP terms that are used in this proxy statement can be found on pages 109 to 114 of our Company's annual report on Form 10-K for the year ended December 31, 2011 and/or on pages 40 to 41 of our Company's December 31, 2011 Financial Supplement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2011 and this proxy statement.

The foregoing report has been approved by all members of the Committee.

                      Francisco L. Borges, Chairman
                      G. Lawrence Buhl
                      Donald H. Layton

2011 SUMMARY COMPENSATION TABLE

The following table provides compensation information for 2011, 2010 and 2009 for our named executive officers. For additional information, please see the table under the "CEO Compensation" section of "Compensation Discussion and Analysis—Executive Summary" on page 44 of this proxy statement and the table under the "Summary" section of "Compensation Discussion and Analysis—Compensation Decisions" on page 51 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Dominic J. Frederico,	2011	$900,000	$3,200,000	$2,364,800	$ —	$2,151,225	$967,484	$9,583,509

President and Chief	2010	$900,000	$3,600,000	$1,979,000	$1,154,500	$1,011,225	$1,094,892	$9,739,617

Executive Officer	2009	$812,500	$4,100,000	$1,116,000	$335,000	$428,625	$880,207	$7,672,332

James M. Michener,	2011	$450,000	$800,000	$443,400	$ —	$1,008,625	$411,081	$3,113,106

General Counsel	2010	$450,000	$950,000	$593,700	$461,800	$458,875	$482,783	$3,397,158

	2009	$390,000	$1,250,000	$223,200	$67,000	$142,875	$383,036	$2,456,111

Robert B. Mills,	2011	$520,000	$700,000	$369,500	$ —	$972,000	$224,209	$2,785,709

Chief Operating	2010	$520,000	$1,000,000	$593,700	$461,800	$399,250	$195,347	$3,170,097

Officer	2009	$520,000	$1,000,000	$223,200	$67,000	$228,600	$145,248	$2,184,048

Robert A. Bailenson,	2011	$375,000	$700,000	$369,500	$ —	$371,150	$142,305	$1,957,955

Chief Financial Officer	2010	$375,000	$600,000	$395,800	$230,900	$258,070	$151,863	$2,011,633

	2009	$350,000	$700,000	$111,600	$33,500	$57,150	$116,771	$1,369,021

Séan W. McCarthy(6),	2011	$125,000	$ —	$842,460	$ —	$ —	$323,430	$1,290,890

Former Chief	2010	$500,000	$2,000,000	$791,000	$461,800	$ —	$87,505	$3,840,305

Operating Officer	2009	$250,000	$2,000,000	$ —	$694,000	$ —	$38,838	$2,982,838

(1)
Payment for bonuses for 2011, 2010 and 2009 were made in 2012, 2011 and 2010, respectively.

(2)
This column represents the grant date value of restricted stock awards and restricted share unit awards granted in 2011, 2010 and 2009 for 2010, 2009 and 2008 performance, respectively.

(3)
No options were granted in 2011. This column represents the grant date value of stock option awards granted in 2010 and 2009 for 2009 and 2008 performance, respectively.

(4)
This column represents the vesting date value of PRP awards granted in 2007, 2008, 2009 and 2010 that vested on December 31, 2011, December 31, 2010 and December 31, 2009 and were paid in March 2012, 2011 and 2010, respectively.

(5)
All other compensation consists of the benefits set forth in the table below.

Many of these perquisites have been changed since the end of 2011. For example:

  •
  The Bermuda housing tax gross-up and FICA paid by employer identified for 2011 are only through April 2011, at which time affected executive officers waived their rights to such gross-ups.

    •
    In connection with the termination of the executive officers' employment agreements, the executive officers have waived their U.S. club fees and the executive health benefit.

For more detailed information, see the description of our new perquisite policy below under the caption "Executive Compensation—Perquisite Policy" on page 64.

Contributions to defined contribution retirement plans include contributions with respect to salary and annual bonus paid in the year reported.

The miscellaneous category within all other compensation includes business related spousal travel, Bermuda family travel, personal use of a corporate apartment and matching gift donations.

	Year	D. Frederico	J. Michener	R. Mills	R. Bailenson	S. McCarthy

Employer Contribution to	2011	$540,000	$168,000	$182,400	$117,000	$303,208

Retirement Plans	2010	$600,000	$204,000	$182,400	$129,000	$60,000

	2009	$361,500	$124,800	$110,400	$90,000	$38,486

Bermuda Housing Allowance	2011	$252,000	$144,000	$—	$—	$—

	2010	$252,000	$144,000	$—	$—	$—

	2009	$245,000	$144,000	$—	$—	$—

Bermuda Housing Tax Gross-Up	2011	$37,540	$14,707	$—	$—	$—

	2010	$112,620	$44,120	$—	$—	$—

	2009	$107,235	$53,402	$—	$—	$—

FICA Paid by Employer	2011	$74,395	$19,564	$—	$—	$—

	2010	$89,146	$25,154	$—	$—	$—

	2009	$45,928	$19,022	$—	$—	$—

Bermuda Car Allowance	2011	$20,000	$15,000	$—	$—	$—

	2010	$20,000	$15,000	$—	$—	$—

	2009	$20,000	$15,000	$—	$—	$—

Tax Preparation/Financial	2011	$23,175	$21,158	$13,706	$650	$—

Planning	2010	$—	$18,957	$—	$—	$2,275

	2009	$56,523	$7,088	$4,264	$500	$—

Club Fees	2011	$11,500	$8,200	$10,500	$18,825	$—

	2010	$10,650	$7,700	$—	$20,155	$7,857

	2009	$11,111	$7,350	$11,130	$19,042	$—

Executive Health Benefit	2011	$6,374	$6,433	$6,503	$5,730	$15,222

	2010	$3,272	$2,655	$11,947	$2,708	$7,373

	2009	$21,609	$7,845	$12,454	$7,229	$352

Miscellaneous	2011	$2,500	$14,019	$11,100	$100	$5,000

	2010	$7,204	$21,197	$1,000	$—	$10,000

	2009	$3,951	$4,529	$7,000	$—	$—

(6)
Mr. McCarthy resigned from our Company effective March 31, 2011. In doing so, he forfeited 87,000 shares of stock and 93,334 stock options.

 EMPLOYMENT AGREEMENTS

Effective February 9, 2012, our Company and the named executive officers agreed to terminate the employment agreements between our Company and the named executive officers. Additionally, in April 2011, the named executive officers agreed to waive payments that they had to certain tax-gross up payments, to rights to single-trigger equity vesting following a change in control, and to rights to severance payable following a change in control in the event of a termination for any reason. However, because the employment agreements were effective through 2011, their terms, as they were in effect prior to the termination in February 2012 and the waiver in April 2011, are summarized below.

Dominic J. Frederico. Dominic J. Frederico, age 59, serves as President and Chief Executive Officer of our Company. Until his employment agreement was terminated as described above, Mr. Frederico's employment arrangements were governed by an employment agreement which renewed annually. Under this employment agreement, Mr. Frederico received a minimum base salary of $700,000 per year. The employment agreement specified that Mr. Frederico was eligible to participate in our long-term incentive program, with the amount of his bonus and the amounts and form of his equity awards determined by the Compensation Committee. The employment agreement also addressed post-retirement vesting of equity awards and perquisites and contained non-competition, confidentiality and non-solicitation provisions.

Séan W. McCarthy. Séan W. McCarthy, age 53, served as Chief Operating Officer of Assured Guaranty US Holdings Inc. pursuant to an employment agreement dated as of July 1, 2009, until the March 31, 2011 effective date of his resignation from all director and officer roles at our Company.

James M. Michener. James M. Michener, age 59, serves as General Counsel of our Company. Until his employment agreement was terminated as described above, Mr. Michener's employment arrangements were governed by an employment agreement, the terms of which were generally the same as Mr. Frederico's employment agreement except that Mr. Michener received a minimum base salary of $350,000 per year.

Robert B. Mills. Robert B. Mills, age 62, serves as the Chief Operating Officer of our Company. Until his employment agreement was terminated as described above, Mr. Mills's employment arrangements were governed by an employment agreement, the terms of which were generally the same as Mr. Frederico's employment agreement except that Mr. Mills received a minimum base salary of $500,000 per year and did not receive Bermuda-related perquisites.

Robert A. Bailenson. Robert A. Bailenson, age 45, serves as the Chief Financial Officer. Until his employment agreement was terminated as described above, Mr. Bailenson's employment arrangements were governed by an employment agreement. Under his employment agreement, Mr. Bailenson received a minimum base annual salary of $300,000. Like the executive officer employment agreements described above, Mr. Bailenson's employment agreement provided for participation in incentive programs, post-retirement vesting of equity awards and perquisites and contained non-competition confidentiality and non-solicitation provisions, although some of the specific terms of such provisions differed from the other employment agreements

Under each employment agreement, in the event of termination with cause, the executive would have been paid his salary through the date of termination. No other benefits would have been paid. All restricted stock and stock options would have been forfeited.

Each employment agreement provided that in the event of termination without cause, each executive officer would have received 24 months of salary and benefit continuation, reduced by future employment. Any equity awards outstanding on termination would have continued to vest, and be exercisable, for 24 months. In the event of a change in control, all outstanding equity agreements for an executive officer would have vested and the stock options would have been exercisable for their original term. Mr. Frederico, Mr. Michener and Mr. Mills could have resigned for any reason in the 12 months following a change in control and would have received salary and benefit continuation for 24 months, reduced by future employment. In the case of Mr. Bailenson, if he was terminated for any reason or resigned in the fourth through fifteenth months following a change in control he would have received 36 months of salary and benefit continuation. Mr. Bailenson's agreement provided for additional payments following a change in control. Upon a change in control, the executive officers might however be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The employment agreements required our Company to reimburse our executive officers for those excise taxes as well as any income and excise taxes payable by the executive officer as a result of any reimbursements for the 280G excise taxes.

PERQUISITE POLICY

In conjunction with the termination of the employment agreements, our Company has established a perquisite policy pursuant to which we provide executive officers certain perquisites that are not available to employees generally. These include tax preparation, financial planning, annual executive medical exams and, for our executive officers located in Bermuda, housing and car allowances, Bermuda club memberships, and family travel stipend. The executive officers are no longer reimbursed for U.S. club fees or the executive health plan. Because perquisites are no longer governed by employment agreements that require executive officer consent to changes, they may be amended by the Compensation Committee (and by the CEO with respect to executives other than himself). Accordingly, it will be easier for our Company to update and change the perquisites we provide to executive officers as we deem appropriate through the perquisite policy than it was previously with the employment agreements.

SEVERANCE POLICY

Our Company adopted a severance policy to replace termination provisions that previously had been addressed in employment contracts. For further detail see the discussion of the new severance policy in "Executive Compensation—Compensation Discussion and Analysis" on page 41 and "Executive Compensation—Potential Payments Upon Termination or Change of Control—Severance Policy" on page 75.

EMPLOYEE STOCK PURCHASE PLAN

We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our Common Shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of Common Shares under this plan in any calendar year.

INDEMNIFICATION AGREEMENTS

The employment agreements with our executive officers provide that they are entitled to indemnification in accordance with our Company's Bye-Laws, Articles of Incorporation and other governing documents. In addition, we have entered into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-Laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices.

  •
  The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity.

  •
  The indemnification agreements provide for advancement of expenses.

  •
  These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution.

  •
  The indemnification agreements set forth procedures relating to indemnification claims.

  •
  The agreements also provide for maintenance of directors' and officers' liability insurance.

2011 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards for our named executive officers made on February 9, 2011.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target(1)($)	All Other Stock Awards: Number of Shares of Stock or Units(2)(#)	Grant Date Fair Value of Stock and Option Awards(3)

Dominic J. Frederico	$1,700,000	—	$—

	—	160,000	$2,364,800

James M. Michener	$1,000,000	—	$—

	—	30,000	$443,400

Robert B. Mills	$800,000	—	$—

	—	25,000	$369,500

Robert A. Bailenson	$500,000	—	$—

	—	25,000	$369,500

Séan W. McCarthy(4)	$655,000	—	$—

	—	57,000	$842,460

(1)
This column represents a PRP award that vests 25% after a two year performance period; 25% after a three year performance period and 50% after a four year performance period. Awards will increase or decrease in value based 50% on the rate our ABV per share, as defined, and 50% on our operating ROE over each performance period. For the executive officers, no amount is payable if the growth in our ABV per share for the applicable performance period is negative and if our operating ROE is not at least 3% on average for each year in the applicable performance period. However, if, in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, and the executive officer remains employed at our Company, then the executive officer will receive the forfeited payment.

(2)
The restrictions with respect to one-quarter of the restricted Common Shares lapse on each of the first, second, third and fourth anniversaries of the grant date of the award, subject to continued employment. During the restricted period, the executive officers are entitled to vote restricted Common Shares and receive dividends.

(3)
This column discloses the aggregate grant date fair market value computed in accordance with GAAP, which is $14.78 per share for stock awards. For all assumptions used in the valuation, see note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)
The $655,000 PRP award and 57,000 shares of restricted stock granted to Mr. McCarthy were forfeited as of March 31, 2011, the date of the effectiveness of Mr. McCarthy's resignation from our Company.

 OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2011. In each case, vesting is subject to continued employment or agreement terms relating to retirement.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Dominic J. Frederico	500,000	—		$18.00	4/27/2014	—		—

	166,667	—		$18.03	2/10/2015	—		—

	166,667	—		$25.50	2/2/2016	—		—

	166,667	—		$26.70	2/8/2017	—		—

	200,000	—		$23.27	2/14/2018	12,500	(2)	$164,250

	66,666	33,334	(1)	$7.44	2/5/2019	75,000	(4)	$985,500

	33,333	66,667	(3)	$19.79	2/24/2020	75,000	(5)	$985,500

						160,000	(6)	$2,102,400

James M. Michener	160,000	—		$18.00	4/27/2014	—		—

	50,000	—		$18.03	2/10/2015	—		—

	50,000	—		$25.50	2/2/2016	—		—

	50,000	—		$26.70	2/8/2017	—		—

	30,000	—		$23.27	2/14/2018	3,750	(2)	$49,275

	13,332	6,668	(1)	$7.44	2/5/2019	15,000	(4)	$197,100

	13,333	26,667	(3)	$19.79	2/24/2020	22,500	(5)	$295,650

						30,000	(6)	$394,200

Robert B. Mills	240,000	—		$18.00	4/27/2014	—		—

	80,000	—		$18.03	2/10/2015	—		—

	80,000	—		$25.50	2/2/2016	—		—

	80,000	—		$26.70	2/8/2017	—		—

	40,000	—		$23.27	2/14/2018	5,000	(2)	$65,700

	13,332	6,668	(1)	$7.44	2/5/2019	15,000	(4)	$197,100

	13,333	26,667	(3)	$19.79	2/24/2020	22,500	(5)	$295,650

						25,000	(6)	$328,500

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Robert A. Bailenson	25,000	—		$18.00	4/27/2014	—		—

	10,000	—		$18.03	2/10/2015	—		—

	12,000	—		$25.50	2/2/2016	—		—

	16,000	—		$26.70	2/8/2017	—		—

	10,000	—		$23.27	2/14/2018	1,250	(2)	$16,425

	6,666	3,334	(1)	$7.44	2/5/2019	7,500	(4)	$98,550

	6,666	13,334	(3)	$19.79	2/24/2020	15,000	(5)	$197,100

						25,000	(6)	$328,500

Séan W. McCarthy(7)	—	—		—	—	—		—

(1)
These options vested on February 5, 2012.

(2)
These shares vested on February 14, 2012 .

(3)
One half of these options vest on each of February 24, 2012 and 2013.

(4)
One half of these shares or units vest on each of February 5, 2012 and 2013.

(5)
One third of these shares vest on each of February 24, 2012, 2013 and 2014.

(6)
One quarter of these shares or units vest on each of February 9, 2012, 2013, 2014 and 2015.

(7)
On March 7, 2011, Mr. McCarthy resigned from our Company effective March 31, 2011.

 2011 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning option exercises by, and vesting of restricted stock awards of, our named executive officers during 2011.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Dominic J. Frederico	—	—	97,882	$1,475,392

James M. Michener	—	—	25,490	$384,958

Robert B. Mills	—	—	30,543	$461,066

Robert A. Bailenson	—	—	12,232	$185,156

Séan W. McCarthy(3)	33,333	$161,665	10,104	$155,396

(1)
This column represents gross shares vesting, not reduced by shares withheld to pay for personal income tax.

(2)
The value of a restricted share upon vesting is the fair market value of the stock on the vesting date. This column represents the value of gross shares vesting, not reduced by shares withheld to pay for personal income tax.

(3)
On March 7, 2011, Mr. McCarthy resigned from our Company effective March 31, 2011. Mr. McCarthy's number of shares acquired on exercise and value realized on exercise represents an option exercise on April 18, 2011. The number of shares acquired on exercise represents gross shares exercised, not reduced by shares withheld to pay for personal income tax and not reduced for the sale of the net shares (shares after reduction for tax) on the same day. Value realized on exercise represents gross sale proceeds reduced by cost to purchase shares, but not reduced for amount withheld for personal income tax.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning nonqualified deferred compensation of our executive officers. The amounts set forth in this table include only contributions made and earnings received during 2011 and do not include contribution and earnings with respect to the 2011 bonus paid in 2012.

Name	Executive Contributions in Last FY(1)($)	Registrant Contributions in Last FY(2)($)	Aggregate Withdrawals/ Distributions($)	Aggregate Earnings in Last FY($)	Aggregate Balance at Last FYE(3)($)

Dominic J. Frederico	$255,300	$510,600	—	$(707,239)	$6,293,180	(4)

James M. Michener	$69,300	$138,600	—	$88,569	$1,481,442

Robert B. Mills	$76,500	$153,000	—	$(33,044)	$1,386,777

Robert A. Bailenson	$43,800	$87,600	—	$(3,635)	$728,811

Séan W. McCarthy	$113,954	$273,808	$3,826,884	$(323,784)	—

(1)
The amounts in this column are also included in the Summary Compensation Table, in the salary column, as follows:

Name	2011 Amount	2010 Amount

Dominic J. Frederico	$45,000	$45,000

James M. Michener	$22,500	$23,100

Robert B. Mills	$26,000	$26,000

Robert A. Bailenson	$18,750	$19,000

Séan W. McCarthy	$3,654	$15,300

(2)
The amounts in this column are included in the Summary Compensation Table, in the all other compensation column as the employer contribution to the retirement plans.

(3)
Of the totals in this column, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2011 Amount	2010 Amount

Dominic J. Frederico	$3,847,640	$2,991,740

James M. Michener	$1,130,225	$ 868,325

Robert B. Mills	$1,051,613	$ 822,113

Robert A. Bailenson	$ 500,410	$ 351,010

Séan W. McCarthy	$ 62,336	$ 16,436

(4)
$1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at the IPO.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables quantify the potential payments upon termination or change of control that our named executive officers would receive assuming that the relevant termination event had occurred on December 31, 2011. Termination provisions in the executive officers' employment agreements, which have now been terminated, no longer apply and, in the future, the potential payments will be calculated based on termination provisions within our new severance policy.

Termination Due to Death or Disability

Name	Unvested PRP	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$4,137,500	$4,237,650	$190,004	$8,565,154

James M. Michener	$2,437,500	$936,225	$38,008	$3,411,733

Robert B. Mills	$1,800,000	$886,950	$38,008	$2,724,958

Robert A. Bailenson	$1,025,000	$640,575	$19,004	$1,684,579

Séan W. McCarthy	—	—	—	—

Termination Due to Retirement

Name	Unvested PRP(1)	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$4,137,500	$4,237,650	$190,004	$8,565,154

James M. Michener	$2,437,500	$936,225	$38,008	$3,411,733

Robert B. Mills	$1,800,000	$886,950	$38,008	$2,724,958

Robert A. Bailenson(2)	—	—	—	—

Séan W. McCarthy	—	—	—	—

(1)
PRP payouts may be zero if minimum performance criteria is not met in each performance period.
(2)
Mr. Bailenson had not reached retirement age by December 31, 2011. Upon retirement, Mr. Bailenson will become fully vested in respect of his unvested PRP, restricted stock and stock option awards.

Termination Without Cause Payments(1)

Name	Salary Continuation	Bonus	Benefits	Employer Retirement Plan Contributions	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$1,797,800	—	$83,708	$216,000	$2,857,950	$190,004	$5,145,462

Séan W. McCarthy	—	—	—	—	—	—	—

James M. Michener	$898,900	—	$79,761	$108,000	$640,575	$38,008	$1,765,244

Robert B. Mills	$1,038,729	—	$80,024	$124,800	$624,150	$38,008	$1,905,711

Robert A. Bailenson	$1,879,263	$566,667	$62,927	$226,000	$410,625	$19,004	$3,164,486

(1)
No unvested PRP payments are payable upon a termination without cause.

Change-in-Control Severance(1)

Name	Salary Continuation	Bonus	Benefits	Employer Retirement Plan Contributions	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$1,797,800	—	$83,708	$216,000	$4,237,650	$190,004	$6,525,162

Séan W. McCarthy	—	—	—	—	—	—	—

James M. Michener	$898,900	—	$79,761	$108,000	$936,225	$38,008	$2,060,894

Robert B. Mills	$1,038,729	—	$80,024	$124,800	$886,950	$38,008	$2,168,511

Robert A. Bailenson	$3,666,844	$850,000	$94,391	$602,250	$640,575	$19,004	$5,873,064

(1)
No unvested PRP payments are payable upon a change in control.

On March 7, 2011, Mr. McCarthy resigned from our Company effective March 31, 2011.

Each of these tables assumes that salary has accrued through December 31, 2011 and that benefit costs remain at current premium levels for three years from December 31, 2011. The salary continuation columns represent the lump sum cash severance values that have been present valued as provided under the employment agreements, which have now been terminated. The Termination Due to Retirement table assumes that each executive officer was retirement eligible on December 31, 2011, although a retirement age is generally 55.

With respect to the termination due to retirement, vesting of restricted stock and stock options takes place over time. However, we have not discounted these amounts receivable in the future following retirement in the Termination Due to Retirement table.

The amounts shown in these tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2011 for Messrs. Frederico, Michener, Mills and Bailenson are as follows respectively: $6,608,257; $1,880,868, $1,814,237; and $1,602,232. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.

If an executive officer had been terminated for cause on December 31, 2011, he would not have received any severance payments and would have forfeited all unvested equity payments, receiving only salary payments through the termination date and vested retirement benefits under our Company's retirement plans.

For the purpose of these tables, the value of restricted stock has been determined by multiplying the number of shares of unvested restricted stock on December 31, 2011 by the closing price of our common stock on December 31, 2011, which was $13.14. Similarly, we calculated the value of unvested options by multiplying the number of unvested options by the difference between the closing price of our Common Shares on December 31, 2011 and the applicable exercise price.

Salary continuation, benefit and retirement plan contributions assume no subsequent employment after termination.

Assured Guaranty Non-Qualified Retirement Plans

All the executive officers participate in a non-qualified defined contribution retirement plan through an Assured Guaranty employer. These plans generally permit distributions only following a participant's termination of employment, and each of the plans imposes some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.

Assured Guaranty Ltd. Supplemental Employee Retirement Plan

The AGL SERP is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Ltd. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Ltd. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions.

  •
  A participant does not vest in the employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

  •
  Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000.

  •
  A participant who is considered to be a specified employee as defined in Internal Revenue Code section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

  •
  To satisfy the requirements of Internal Revenue Code section 457A, U.S. taxpayers will not accrue additional benefits under the plan on and after January 1, 2009.

    Additionally, benefits that were accrued prior to January 1, 2009 that would otherwise be subject to Code section 457A shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of Code section 457A.

Assured Guaranty Corp. Supplemental Executive Retirement Plan

The AGC SERP is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Corp. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Corp. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions.

  •
  A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

  •
  Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000.

  •
  A participant who is considered to be a specified employee as defined in Internal Revenue Code section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

  •
  Benefits that were accrued prior to January 1, 2009 that would otherwise be subject to Code section 457A shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of Code section 457A.

Equity and Incentive Plans

All the executive officers have received awards pursuant to our Company's long-term equity incentive plan and participate in the performance retention plan. For awards granted prior to April 21, 2011 to executive officers, a change in control of our Company accelerates vesting of some equity awards made under the equity incentive plans, and restricted share units will be distributed on a "change in control" if it satisfies the definition of change in control under Section 409A of the Internal Revenue Code. Below is an overview of the plans.

Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended in 2009, provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted shares, restricted stock units or performance share units, and cash incentive awards to employees selected by the Compensation Committee. The Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and our Company.

  •
  For awards granted prior to 2012, a participant generally vests in restricted stock awards over four years of continued employment and in option awards over three years of continued employment, but if a change in control occurs or if the participant terminates employment as a result of death or disability, then the participant immediately vests in any outstanding awards. For awards granted prior to 2012, in the event of retirement, prior equity grants to an executive officer will continue to vest and options will be exercisable for their original term.

  •
  For PSUs and performance stock options granted in 2012, the participant will vest at the end of a three-year vesting period based on performance during such period based on the highest 40-day average share price during such period as described above and the continued employment of the participant through the end of such three-year period with limited exceptions as described below. For such awards, the participant is entitled to pro-rata vesting in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause or a voluntary termination for good reason if certain requirements are met and if, and only to the extent that, the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the PSUs and options vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year vesting period, provided, however that the vesting of the PSUs and performance stock options shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause or a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.

  •
  For RSUs granted in 2012, the participant will vest at the end of a three-year vesting period if the participant remains employed through the end of such period. Such vesting may be accelerated in the event of termination prior to the end of the vesting period due to death or disability or in the event of a change in control where the acquirer does not agree to continue such award following the change in control. Additionally, the participant may remain entitled to continued vesting of such RSUs following an involuntary termination without cause or a voluntary termination for good reason during the vesting period if certain requirements are met, including the participant signing of a release of claims against our Company and continuing to comply with applicable restrictive covenants.

Assured Guaranty Ltd. Performance Retention Plan was established in 2006, to permit the grant of cash-based awards to selected employees. PRP awards may be treated as nonqualified deferred compensation subject to the rules of Internal Revenue Code Section 409A. The PRP is a sub-plan under our Company's Long-Term Incentive Plan (enabling awards under the plan to be performance based compensation exempt from the $1 million limit on tax deductible compensation). The revisions also give the Compensation Committee greater flexibility in establishing the terms of performance retention awards, including the ability to establish different performance periods and performance objectives.

Beginning in 2008, our Company integrated PRP awards into its long term incentive compensation program and substantially increased the number and amount of these awards. Generally, each PRP award is divided into three installments, with 25% of the award allocated to a performance period that includes the year of the award and the next year, 25% of the award allocated to a performance period that includes the year of the award and the next two years, and 50% of the award allocated to a performance period that includes the year of the award and the next three years. Each installment of an award vests if the participant remains employed through the end of the performance period for that installment (or vests on the date of the participant's death, disability, or retirement if that occurs during the performance period). Payment for each performance period is made at the end of that performance period. One half of each installment is increased or decreased in proportion to the increase or decrease of per share adjusted book value during the performance period, and one half of each installment is increased or decreased in proportion to the operating return on equity during the performance period. However, if, during the performance period, a participant dies or becomes disabled while employed, the amount is based on performance through the quarter ending before death or disability and is paid after the occurrence of death or disability. A limited number of awards have cliff vesting in four or five years. Operating return on equity and adjusted book value are defined in each PRP award agreement. For more information on the vesting schedules of recent PRP awards see "Compensation Discussion and Analysis—Variable Compensation."

In the case of the executive officers, if a payment would otherwise be subject to the $1 million limit on tax deductible compensation, no payment will be made unless performance satisfies a minimum threshold—for the applicable performance period, there must be positive growth in our ABV per share and our operating ROE must have been at least 3% on average for each year in the applicable performance period. If a payment is forfeited because the minimum threshold is not satisfied, but in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, and the executive officer remains employed at our Company, then the executive officer will receive the forfeited payment.

As described above, the performance goals used to determine the amounts distributable under the PRP are based on our Company's operating return on equity and growth in per share adjusted book value, or in the case of the 2007 awards growth in adjusted book value, as defined. The Compensation Committee believes that management's focus on achievement of these performance goals will lead to increases in our Company's intrinsic value.

Employment Agreements

As described above in "Executive Compensation—Employment Agreements," each executive officer had been a party to an employment agreement that provides post employment benefits. However, those agreements were terminated in February 2012.

Severance Policy

We previously provided severance benefits to executive officers pursuant to their employment agreements. Upon the elimination of the employment agreements, and in conjunction with the compensation changes adopted by the Compensation Committee in February, 2012, we established the Executive Severance Plan. Under the plan, following the executive's involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year's salary plus his average bonus amount over the preceding 3-year period. In addition, the executive's receipt of severance benefits is subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination of employment. We, in our discretion, may choose to pay the executive the severance benefits described above to an executive who terminates employment for a reason other than involuntary termination without cause or voluntary termination for good reason, in which case the executive will also be subject to non-competition, non-solicitation, and confidentiality restrictions following his termination of employment.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four members of the Board of Directors. Each Audit Committee member is independent, within the meaning of the NYSE listing standards, of our Company and our management and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards. In addition, the Board of Directors has determined that Mr. Kenny, Mr. Monro-Davies and Mr. O'Kane are each audit committee financial experts within the meaning of the rules of the SEC, as that term is defined under Item 401(h) of Regulation S-K.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process, the system of internal controls, the audit process, the performance of our internal audit process and the performance, qualification and independence of our independent auditors, PwC.

Our Company's management prepares our consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits our year-end financial statements and reviews interim financial statements. PwC also audits the effectiveness of our internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, PwC and other advisors. We have also retained Ernst & Young LLP, which we refer to as E&Y, to provide services to support its internal audit program and compliance with Sarbanes-Oxley Section 404. The Audit Committee has adopted an Internal Audit Charter.

The Audit Committee held five meetings in 2011. Audit Committee meetings are usually held in conjunction with the quarterly meetings of the Board of Directors. At all of its quarterly meetings, the Audit Committee met with management, PwC, E&Y, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel to review, among other matters, the overall scope and plans for the internal and independent audits, and the results of such audits; critical accounting estimates and policies; the status of our loss reserves and compliance with our conflict of interest, regulatory compliance and code of conduct policies. At each quarterly meeting the Audit Committee also reviewed underwriting and risk management with the Chief Risk Officer and the Chief Surveillance Officer. The Audit Committee coordinates the oversight of underwriting and risk management with the Risk Oversight Committee. At its meetings in February 2011 the Audit Committee reviewed and approved our Company's December 31, 2010 audited consolidated financial statements and Annual Report on Form 10-K. The Committee also at that time reviewed our Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, including controls to prevent and detect fraud. In 2011, the Audit Committee also held two telephone conferences to review our Company's restated financial statements for the years ended December 31, 2009 and 2010 and the quarters ended March 31, 2011 and June 30, 2011, and to approve the filing of Amendment No. 1 to our Company's Form 10-K.

The Audit Committee also met with management and PwC in February 2012, over the course of two meetings, to review our Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, to review results of operations and audit results, and approve our Company's December 31, 2011 audited consolidated financial statements and Annual Report on Form 10-K. The Audit Committee also reviewed drafts of the 2012 proxy statement and approved this Audit Committee Report at its February 2012 meetings.

At each meeting in 2011 and February 2012, the Audit Committee met in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of our Company's internal controls and overall financial reporting. Similar executive sessions are held at least annually with representatives of E&Y. At each quarterly meeting, E&Y has the opportunity to address pending issues with the Audit Committee and semi-annually specifically reviewed the results of internal audits and the overall internal audit program. Portions of quarterly meetings were dedicated to further education of Audit Committee members.

The Audit Committee has also discussed with PwC all the matters required to be discussed by U.S. GAAP, including those described in Auditing Standards No. 61, as amended (AU Section 380) as adopted by the Public Company Accounting Oversight Board, "Communication with Audit Committees." These discussions included:

  •
  the auditor's judgments about the quality, not just the acceptability, of our Company's accounting principles as applied in its financial reporting;

  •
  methods used to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates;

  •
  disagreements with management over the application of accounting principles, of which there were none, the basis for management's accounting estimates, and disclosures in the financial statements; and

  •
  any significant audit adjustments, of which there were none, and any significant deficiencies in internal control, of which there were none.

The Audit Committee also reviewed all other material written communications between PwC and management. The Audit Committee has also discussed with PwC their independence from our Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our Company's management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2011 audited consolidated financial statements be included in our Company's Annual Report on Form 10-K.

The foregoing report has been approved by all members of the Audit Committee.

                      Patrick W. Kenny, Chairman
                      Neil Baron
                      Robin Monro-Davies
                      Michael T. O'Kane

PROPOSAL NO. 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of Regulation S-K, which is the Securities and Exchange Commission's rule setting forth executive compensation disclosure requirements. Proposal No. 2 is Item 2 on the Proxy Card.

As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," and highlighted in the "Executive Summary" of such section, our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our Company's strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders' interests and current market practices. Please read the "Compensation Discussion and Analysis" discussion for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives. We are asking our shareholders to indicate their support for our named executive officer compensation as described on pages 36 – 75 of this proxy statement, which include the "Compensation Discussion and Analysis" section and the compensation tables and related narrative disclosure. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the Annual General Meeting:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The appointment of independent auditors is approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PwC as our independent auditor for the year ending December 31, 2012.

PWC served as our independent auditor for the year ending December 31, 2011. Our audited financial statements for the year ending December 31, 2011 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

INDEPENDENT AUDITOR FEE INFORMATION

The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2011 and 2010 and fees for other services rendered by PwC for 2011 and 2010.

	2011	2010

Audit fees(1)	$5,120,000	$4,804,000

Audit-related fees(2)	$226,000	$165,000

Tax fees(3)	$174,925	$578,000

All other fees(4)	$1,287,865	$1,149,968

(1)
We paid audit fees, including costs, for the years ended December 31, 2011 and December 31, 2010 for professional services rendered in connection with:

•
the audits of our consolidated financial statements, of management's assessment of internal controls over financial reporting and of the effectiveness of these controls

•
the statutory and GAAP audits of various subsidiaries

•
comfort letters issued in connection with SEC registration statements filed by AGL

•
review of quarterly press releases and financial supplements and documentation of internal controls

•
the restatement of our 2010 Form 10-K

(2)
Audit-related fees for the years ended December 31, 2011 and December 31, 2010 related to audits of the Company's employee benefit plans , review procedures in connection with the compensation disclosures in this proxy statement and compliance with requirements to provide financial statements in interactive data format using the eXtensible Business Reporting Language (XBRL).

(3)
Of the total amount of tax fees for 2011, $159,205 related to tax compliance and $15,720 related to tax advice.

  Compliance-related tax fees for 2011 were for professional services rendered in connection with the preparation of the 2010 federal tax returns and tax compliance services rendered in connection with the preparation of the corporate tax return of the Japanese branch of AGM. Compliance-related tax fees for 2010 were for professional services rendered in connection with the preparation of the 2009 federal tax returns, tax compliance services rendered in connection with the preparation of corporate tax returns for the Japanese branch of AGM, FSA Services (Japan) Inc. and Assured Guaranty Services (Australia) Pty Ltd., and a request to the Internal Revenue Service for 2009 tax return guidance.

Tax advice-related fees for 2011 were for professional services rendered in connection with assistance on a payroll investigation by the Australian government. Tax advice-related fees for 2010 were for professional services rendered in connection with an opinion related to income tax deductibility of certain losses, an analysis relating to the election of a tax basis and a built in loss analysis under section 382 of the Internal Revenue Code of 1986, as amended.

(4)
Fees related to general support for documentation preparation and review, industry knowledge and project management provided in connection with the UK Solvency II insurance regulatory regime.

PRE-APPROVAL POLICY OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee's general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Chairman of the Audit Committee is authorized to pre-approve services between meetings.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

PROPOSAL NO. 4: PROPOSALS CONCERNING OUR SUBSIDIARY,
ASSURED GUARANTY RE LTD.

In accordance with AGL's Bye-Laws, if AGL is required or entitled to vote at a general meeting of any direct non-United States subsidiary of AGL, AGL's directors must refer the matter to the shareholders of AGL and seek authority from AGL's shareholders for AGL's representative or proxy to vote in favor of the resolution proposed by the subsidiary. AGL's directors must cause AGL's representative or proxy to vote AGL's shares in the subsidiary pro rata to the votes received at the general meeting of AGL. In addition, AGL's Board of Directors, in its discretion, may require that the organizational documents of each subsidiary of AGL organized under the laws of a jurisdiction outside the United States contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize AGL to vote in favor of the following matters to be presented at the next annual general meeting of our subsidiary, AG Re.

Proposal 4.1—Election of AG Re Directors. We propose that AGL be directed to elect the following eight directors of AG Re: Howard W. Albert, Robert A. Bailenson, Russell B. Brewer, II, Gary Burnet, Dominic J. Frederico, James M. Michener, Robert B. Mills and Kevin Pearson, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Each AG Re director is an officer of AGL or one of its subsidiaries and has consented to serve as directors of AG Re without fee if elected. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards, whether submitted by telephone, via the Internet or by mail, authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re's board of directors. Proposal 4.1 is Item 1B on the Proxy Card.

The biographies for these nominees are set forth below:

Howard W. Albert, age 52, has been Chief Risk Officer of AGL since May 2011. Prior to that, he was Chief Credit Officer of AGL from 2004 to April 2011. Mr. Albert joined Assured Guaranty in September 1999 as Chief Underwriting Officer of Capital Re Company, the predecessor to AGC. Before joining Assured Guaranty, he was a Senior Vice President with Rothschild Inc. from February 1997 to August 1999. Prior to that, he spent eight years at Financial Guaranty Insurance Company from May 1989 to February 1997, where he was responsible for underwriting guaranties of asset-backed securities and international infrastructure transactions. Prior to that, he was employed by Prudential Capital, an investment arm of The Prudential Insurance Company of America, from September 1984 to April 1989, where he underwrote investments in asset-backed securities, corporate loans and project financings.

Mr. Albert's experience in risk management, underwriting and credit and his position as the Chief Risk Officer of AGL make him valuable to the Board of Directors of AG Re.

Robert A. Bailenson, age 45, has been the Chief Financial Officer of AGL since June 2011. Prior to that, he had been the Chief Accounting Officer of AGL since May 2005 and has been with AGL and its predecessor companies since 1990. Mr. Bailenson also serves as the Chief Financial Officer of our Company's U.S. subsidiaries. He was Chief Financial Officer and Treasurer of AG Re from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., which was acquired by ACE in 1999 and the parent holding company of AGC until the IPO.

Mr. Bailenson's background as the Chief Financial Officer of AGL and as an accountant provides an important perspective to the Board of Directors of AG Re.

Russell B. Brewer II, age 55, has been Chief Surveillance Officer of AGL since November 2009 and Chief Surveillance Officer of AGC and AGM since July 2009. Mr. Brewer has been with AGM since 1986. Mr. Brewer was Chief Risk Management Officer of AGM from September 2003 until July 2009 and Chief Underwriting Officer of AGM from September 1990 until September 2003. Mr. Brewer was also a member of the Executive Management Committee of AGM. He was a Managing Director of AGMH from May 1999 until July 2009. From March 1989 to August 1990, Mr. Brewer was Managing Director, Asset Finance Group, of AGM. Prior to joining AGM, Mr. Brewer was an Associate Director of Moody's Investors Service, Inc.

Mr. Brewer's risk management and surveillance expertise and his position as the Chief Surveillance Officer of AGL enhance the deliberations of the Board of Directors of AG Re.

Gary Burnet, age 41, has been the Managing Director—Chief Credit Officer of AG Re since 2006 and served as the Vice President—Risk Management and Operations of AG Re from 2002 to 2005. Prior to joining our Company, Mr. Burnet's previous experience included two years at ACE Asset Management, where he was Investment Officer with responsibility for developing and modeling the ACE group's consolidated investment and insurance credit risk. Prior to ACE Asset Management, he was an Assistant Vice President—Investments at ACE Bermuda. Mr. Burnet trained as a Chartered Accountant with Geoghegan & Co. CA from 1993 to 1996 in Edinburgh Scotland and also worked as an audit senior for Coopers & Lybrand from 1996 to 1998 in Bermuda.

Mr. Burnet supplies the AG Re Board of Directors with a knowledgeable viewpoint on many key areas of AG Re, based on the combination of his accounting, risk management and credit experience.

Dominic J. Frederico—See Mr. Frederico's biography in "Election of Directors—Directors whose terms expire in 2013." The benefits of his experience described therein with respect to the Board of Directors of AGL also make him valuable as a director of AG Re.

James M. Michener, age 59, has been General Counsel and Secretary of AGL since February 2004. Mr. Michener also serves as the General Counsel of our U.S. subsidiaries. Mr. Michener was General Counsel and Secretary of Travelers Property Casualty Corp. from January 2002 to February 2004. From April 2001 to January 2002, Mr. Michener served as General Counsel of Citigroup's Emerging Markets business. Prior to joining Citigroup's Emerging Markets business, Mr. Michener was General Counsel of Travelers Insurance from April 2000 to April 2001 and General Counsel of Travelers Property Casualty Corp. from May 1996 to April 2000.

Mr. Michener's experience as a lawyer and his position as the General Counsel of AGL enables him to make valuable contributions as a member of the Board of Directors of AG Re.

Robert B. Mills, age 62, has been the Chief Operating Officer of AGL since June 2011. Prior to that, he had been the Chief Financial Officer of AGL since January 2004. Mr. Mills also serves as the Chief Operating Officer of our U.S. subsidiaries. Mr. Mills was Managing Director and Chief Financial Officer—Americas of UBS AG and UBS Investment Bank from April 1994 to January 2004, where he was also a member of the Investment Bank Board of Directors. Previously, Mr. Mills was with KPMG from 1971 to 1994, where his responsibilities included being partner-in-charge of the Investment Banking and Capital Markets practice.

Mr. Mills's background as an accountant and his position as the Chief Operating Officer of AGL is particularly useful to Board of Directors of AG Re.

Kevin Pearson, age 47, has been President of AG Re since July 2009. From 2006 to 2009, Mr. Pearson was a Director in the Infrastructure Finance—Americas Group at AGM, with responsibility for underwriting infrastructure and project finance transactions in Canada, the U.S., Mexico and South America. Prior to that, Mr. Pearson held various positions with Financial Security Assurance International Ltd., including as a Director with responsibility for underwriting project finance transactions in Australia, Asia and New Zealand from 2004 to 2006 and as President from 1999 to 2004.

Mr. Pearson's experience as the Chief Executive Officer of AG Re in underwriting both infrastructure and project finance transactions in many different countries provides important perspective to the Board of Directors of AG Re.

Proposal 4.2—Appointment of AG Re Auditors. We propose that AGL be directed to appoint PwC as the independent auditors of AG Re for the fiscal year ending December 31, 2012, subject to PwC being appointed as our Company's independent auditors. We expect representatives of the firm to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. Proposal 4.2 is Item 4 on the Proxy Card.

The following table presents fees for professional audit services rendered by PwC for the audit of AG Re's financial statements for 2011and 2010 and fees for other services rendered by PwC to AG Re for 2011 and 2010.

	2011	2010

Audit fees	$80,000	$120,000

Audit-related fees	$—	$—

Tax fees	$—	$—

All other fees	$—	$—

The above audit fees are included in the audit fees shown in "Proposal No. 3: Ratification of Appointment of Independent Auditors."

Other Matters.    The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, AGL's representative or proxy will vote in accordance with his or her judgment on such matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU AUTHORIZE AGL TO VOTE FOR EACH OF THE PROPOSALS CONCERNING AGL'S SUBSIDIARY, ASSURED GUARANTY RE LTD.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

HOW DO I SUBMIT A PROPOSAL FOR INCLUSION IN NEXT YEAR'S PROXY MATERIAL?

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual General Meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than November 30, 2012 and otherwise comply with the requirements of the SEC to be eligible for inclusion in AGL's 2013 Annual General Meeting proxy statement and form of proxy.

HOW DO I SUBMIT A PROPOSAL OR MAKE A NOMINATION AT AN ANNUAL GENERAL MEETING?

Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding annual general meeting. With respect to the 2013 Annual General Meeting, such written notice must be received on or prior to February 8, 2013. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

OTHER MATTERS

The Board of Directors of AGL does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

                      By Order of the Board of Directors,
                      James M. Michener
                      Secretary

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ASSURED GUARANTY LTD. 30 WOODBOURNE AVENUE HAMILTON, HM 08 BERMUDA M40748-P17816 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except Withhold All For All ASSURED GUARANTY LTD. The Board of Directors recommends you vote FOR each of the following nominees: 1A. Election of Directors of Assured Guaranty Ltd. (the "Company") ! ! ! Nominees: 01) Francisco L. Borges 02) Stephen A. Cozen 03) Patrick W. Kenny 04) Donald H. Layton 05) Robin Monro-Davies 06) Michael T. O’Kane 07) Wilbur L. Ross, Jr. 08) Walter A. Scott 1B. Authorizing the Company to vote for directors of our subsidiary, Assured Guaranty Re Ltd. ("AG Re"): Nominees: 09) Howard W. Albert 10) Robert A. Bailenson 11) Russell B. Brewer II 12) Gary Burnet 13) Dominic J. Frederico 14) James M. Michener 15) Robert B. Mills 16) Kevin Pearson The Board of Directors recommends you vote FOR the following proposal: For Abstain Against ! ! ! 2. Advisory approval of the Company's executive compensation. The Board of Directors recommends you vote FOR the following proposals: ! ! ! 3. Ratification of PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the fiscal year ending December 31, 2012. ! ! ! 4. Authorizing the Company to vote for the appointment of PwC as AG Re's independent auditors for the fiscal year ending December 31, 2012. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M40749-P17816 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF ASSURED GUARANTY LTD. The undersigned hereby appoints Dominic J. Frederico, Robert B. Mills, Robert A. Bailenson and James M. Michener, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Assured Guaranty Ltd. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of stockholders of the Company to be held May 9, 2012 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSALS 1A AND 1B, FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side